UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CUMMINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005
NOTICE OF 2022
ANNUAL MEETING OF
SHAREHOLDERS
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of the Shareholders of Cummins Inc. will be held virtually on Tuesday, May 10, 2022, at 11:00 a.m. Eastern Time, for the following purposes:
1.
to elect the thirteen nominees named in the attached proxy statement as directors for the ensuing year;

2.
to consider an advisory vote on the compensation of our named executive officers;

3.
to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2022;

4.
to consider a proposal from a shareholder regarding an independent chairman of the board; and

5.
to transact any other business that may properly come before the meeting or any adjournment thereof.

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders and other stakeholders, the Annual Meeting of Shareholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
Only shareholders of our Common Stock of record at the close of business on March 8, 2022, are entitled to notice of, and to vote at, the meeting.
If you do not expect to be present virtually at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.
You may revoke your proxy card at any time before the meeting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes electronically during the meeting.
SHARON R. BARNER,
Secretary
March 28, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2022:
the Annual Report and Proxy Statement are available at www.proxyvote.com
DATE May 10, 2022
TIME 11:00 a.m. Eastern Time
RECORD DATE March 8, 2022
VOTING
BY THE INTERNET Visit the website noted on your proxy card to vote online
BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone
BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

 PROXY STATEMENT FOR 2022
ANNUAL SHAREHOLDERS MEETING
Generally
We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2022 Annual Meeting of Shareholders to be held on Tuesday, May 10, 2022, and at any adjournment thereof, which we refer to as our “Annual Meeting.” This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 28, 2022.
Holders of our Common Stock of record at the close of business on March 8, 2022 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 142,074,564 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.
Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.
A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Broadridge Corporate Issuer Solutions, Inc., evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the “Cummins RSPs”), any shareholder who has executed a proxy card but is present virtually at the Annual Meeting will be entitled to cast his or her vote electronically instead of by proxy card, thereby canceling the previously executed proxy card.
Participants in the Cummins RSP who hold shares of Common Stock in their account and provide voting instructions to the trustee with respect to such shares will have their shares voted by the trustee as instructed. Such participants will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants may attend the Annual Meeting virtually but cannot vote the shares in their Cummins RSP accounts at the Annual Meeting.
Information About the Virtual Annual Meeting
Attendance and Participation
Due to the global COVID-19 pandemic, we will conduct a virtual Annual Meeting to help protect the safety of all stakeholders. Our virtual Annual Meeting will be conducted on the Internet via live webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CMI2022. Shareholders will be able to vote their shares electronically during the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 10:45 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
Questions
Following adjournment of the formal business of the Annual Meeting, the chairman will give a presentation about the company’s business. At the conclusion of this presentation, the company will address appropriate general questions from shareholders regarding the company. We may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting. Shareholders eligible to vote may submit questions to the chairman by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2022, typing a question into the “Ask a Question” field, and clicking “Submit.”
Your question or comment should be addressed to the chairman, who will either respond or refer it to others as appropriate. Time permitting, the chairman will attempt to answer as many questions as possible. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
If there are any matters of individual or personal concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at www.cummins.com. Recording of the Annual Meeting is prohibited. A webcast playback, including responses to shareholder questions, will be available at www.virtualshareholdermeeting.com/CMI2022 24 hours after the completion of the meeting.
Technical Difficulties
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2022 beginning at 10:45 a.m. Eastern Time on May 10, 2022 through the conclusion of the Annual Meeting.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal regarding an independent chairman of the board. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors, (ii) on the advisory vote on the compensation of our named executive officers, or (iii) on the shareholder proposal regarding an independent chairman of the board.

PROXY SUMMARY	CUMMINS 2022 PROXY	1
PROXY SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about March 28, 2022.
WE WILL BE VOTING ON THE FOLLOWING MATTERS:
Agenda Item		Voting Recommendation	More Information
1.	Election of thirteen directors nominated by Cummins’ Board	FOR EACH NOMINEE	Page 16
2.	Advisory vote on the compensation of our named executive officers	FOR	Page 67
3.	Ratification of independent public accountants	FOR	Page 68
4.	Shareholder proposal regarding an independent chairman of the board	AGAINST	Page 72
			Committee Memberships
	Age	Director Since	Audit	Talent and Comp	Finance	Governance(1)	Safety Environment and Tech
N. THOMAS LINEBARGER Chairman and Chief Executive Officer, Cummins Inc.	59	2009
JENNIFER W. RUMSEY President and Chief Operating Officer, Cummins Inc.	48	2022
ROBERT J. BERNHARD Vice President for Research, University of Notre Dame	69	2008
FRANKLIN R. CHANG DIAZ Chairman and CEO, Ad Astra Rocket Company	71	2009
BRUNO V. DI LEO Managing Director, Bearing North LLC	65	2015
STEPHEN B. DOBBS Retired Senior Group President, Fluor Corporation	65	2010
CARLA A. HARRIS Senior Client Advisor, Morgan Stanley	59	2021
ROBERT K. HERDMAN Managing Director, Kalorama Partners, LLC	73	2008
THOMAS J. LYNCH Chairman, TE Connectivity Ltd.	67	2015
WILLIAM I. MILLER President, The Wallace Foundation	65	1989
GEORGIA R. NELSON Retired President and CEO, PTI Resources, LLC	72	2004
KIMBERLY A. NELSON Retired Senior Vice President, External Relations of General Mills, Inc.	59	2020
KAREN H. QUINTOS Retired Chief Customer Officer, Dell Technologies Inc.	58	2017
 Chair     Member
(1)
We anticipate appointing the Chair of the Governance & Nominating Committee from among the independent Directors at the Annual Meeting.

2	CUMMINS 2022 PROXY	PROXY SUMMARY
Our 2021 Performance*
In 2021, our revenues increased by 21 percent, as global economies began to recover from the impact of the COVID-19 pandemic in 2020. Full year revenues in North America increased 16 percent and represented 55 percent of our total revenues, driven by increased demand for truck, construction and power generation equipment. International revenues increased by 29 percent, driven by stronger demand across many of our markets and regions. While we saw demand improve in most of our major markets, the ongoing impacts of the COVID-19 pandemic have continued to constrain supply, resulting in part shortages and elevated freight, labor and logistics, impacting our profitability.
In light of the supply challenges, we have leveraged our global footprint to ensure that we meet the needs of our customers while still delivering solid financial results. For the full year, our earnings per share (EPS) was $14.61, up from $12.01 in 2020. The solid financial performance was made possible by our employees, who worked tirelessly to support our customers, manage through supplier shutdowns, part shortages and extended lead times, while adjusting the way we work in order to mitigate the spread of the virus.
Key business highlights include:

*
See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section.

PROXY SUMMARY	CUMMINS 2022 PROXY	3
Composition of the Board

BOARD INDEPENDENCE AND DIVERSITY
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. Eleven of our thirteen directors are independent and provide strong oversight of our long-term strategy. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger.

QUALIFICATIONS, SKILLS AND EXPERIENCE
Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

4	CUMMINS 2022 PROXY	PROXY SUMMARY
Corporate Governance Highlights
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders.

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Lead Director has a strong role and significant governance duties, including chair of Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
All directors are elected annually via majority voting standard

•
Our Board has adopted proxy access, shareholder right to call special meetings, and shareholder right to amend by-laws

Board Evaluation and Effectiveness
•
Board evaluation process led by Lead Director and facilitated by either Lead Director, General Counsel or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

Board Oversight of Risk & ESG
•
Our Board and its Committees exercise robust oversight of the company’s enterprise risk management program with dedicated time at every regular Board meeting

•
Our Board or its Committees review ESG strategy, risks and progress with dedicated time at every regular Board meeting

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment and Diversity
•
6 new directors added to Board since 2015 and 11 new directors since 2008

•
Board members represent diverse perspectives, including 5 female directors, 2 African-American directors and 2 directors from Latin America

2021-2022 Recognition Highlights
Our practices and policies have earned Cummins recognition on a range of issues.

NAMED TO THE S&P DOW JONES INDICES OF THE WORLD’S MOST SUSTAINABLE COMPANIES IN 2021 AND TO THE GROUP’S NORTH AMERICAN INDEX FOR 15 CONSECUTIVE YEARS	NAMED ONE OF THE WORLD’S MOST ETHICAL COMPANIES IN 2022 FOR 15 CONSECUTIVE YEARS BY THE ETHISPHERE INSTITUTE, A LEADER IN ADVANCING ETHICAL BUSINESS PRACTICES

NAMED A TOP 100 COMPANY ON NEWSWEEK’S 2022 LIST OF AMERICA’S MOST RESPONSIBLE COMPANIES	NAMED TO BARRON’S 2022 LIST OF AMERICA’S 100 MOST SUSTAINABLE PUBLICLY HELD COMPANIES

PROXY SUMMARY	CUMMINS 2022 PROXY	5
Executive Compensation
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Cummins’ vision, strategy, and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Cummins’ annual and long-term performance and to successful execution of Cummins’ business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.
We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.
EXECUTIVE COMPENSATION PRINCIPLES
We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.
In addition to aligning our executives’ pay with performance, we follow several other principles when designing and implementing our executive compensation program.
• market positioning	• pay at risk	• simple and transparent
• short-term/long-term mix	• retention	• alignment with shareholders’ interests
EXECUTIVE COMPENSATION ELEMENTS
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance, and experience.
Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBITDA	Rewards operational performance. ROANA balances growth, profitability, and asset management.
Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.

6	CUMMINS 2022 PROXY	PROXY SUMMARY
TARGET COMPENSATION MIX
We believe the compensation of our most senior executives should be based on Cummins’ overall performance. Every executive’s pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk.
TARGET TOTAL DIRECT COMPENSATION MIX – FISCAL YEAR 2021

CORPORATE GOVERNANCE	CUMMINS 2022 PROXY	7
CORPORATE
GOVERNANCE
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We regularly engage with our shareholders to understand their expectations. We also benchmark our governance structure and policies against industry best practices and the practices of other comparable public companies. Our corporate governance principles, charters for each of our Board’s Audit, Talent Management and Compensation and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.
Corporate Governance Overview

Director Independence
•
11 of 13 director nominees are independent

•
5 fully independent Board Committees: Audit; Talent Management & Compensation; Governance & Nominating; Finance; and Safety, Environment & Technology

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Annual election of independent Lead Director whenever Chairman/CEO roles are combined or when the Chairman is not independent

•
Lead Director has a strong role and significant governance duties, including chair of Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
All directors are elected annually via majority voting standard

•
Shareholder right to call special meetings (10% of voting power threshold)

•
Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding a total of at least 3% of our common stock for at least 3 years

•
Shareholder right to unilaterally amend the by-laws (upon a majority vote)

Board Evaluation and Effectiveness
•
Detailed Board and Committee evaluation process coordinated by our Lead Director and Governance and Nominating Committee Chair

•
Board evaluation process led by Lead Director and facilitated by either Lead Director, General Counsel or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

•
Annual two-way feedback and evaluation sessions by Chairman with each director

•
Annual independent director evaluation of Chairman and CEO

Board Oversight of Risk and ESG
•
The Board and its Committees exercise robust oversight of the company’s enterprise risk management program with dedicated time at every regular Board meeting

•
Top tier risks are assigned to members of the Cummins Leadership Team

•
Board and its Committees provide strong oversight of ESG risks and opportunities including at least one annual review by full Board of ESG strategy and challenges and detailed reviews in the designated committees

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment and Diversity
•
6 new directors added to Board since 2015; 11 new directors since 2008

•
Board members represent diverse perspectives, including 5 female directors, 2 African-American directors and 2 directors from Latin America

•
Goal of rotating Committee assignments every 3 to 5 years

•
Mandatory director retirement age

Director Engagement
•
All of the directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served during 2021

•
Limits on director/CEO membership on other public company boards

•
Our directors routinely visit company locations without our CEO present to interact directly with managers and employees; in 2018-2019, individual directors visited 13 different locations in China, India, Australia and the United States; we suspended these in-person visits in 2020 and 2021 due to the ongoing global pandemic, except that one of our directors visited Spain in 2021 for the launch of a new company partnership; once the environment has normalized from the pandemic, we expect director visits to company facilities will resume

Clawback and Anti-Hedging Policies
•
Clawback policy permits us to recoup certain compensation payments in the event any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer or the non-fraudulent or individual behavioral actions of Section 16 officers resulting in reputational harm

•
Directors and officers prohibited from engaging in any pledging, short sales or hedging investments involving our common stock

8	CUMMINS 2022 PROXY	CORPORATE GOVERNANCE
Additional Governance Features
Director Selection and Board Refreshment
It is a top priority of our Board and our Governance and Nominating Committee that our directors have the skills, background and values to effectively represent the long-term interests of our shareholders and other stakeholders. Throughout the year, our Board reviews a matrix of the qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board’s performance. We assess potential new director candidates in light of the matrix and whether they possess the qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information compiled by our professional search firm, evaluate their references, consider their prior board experience and conduct virtual and in-person interviews.
We also focus on board refreshment because we believe that new perspectives and ideas are essential for an innovative and strategic board. Since 2015, we have added six new directors to our Board. Board members also represent diverse perspectives, including five female directors, two African-American directors and two directors from Latin America.
The Governance and Nominating Committee routinely reviews the Board’s committee assignments with a goal of rotating membership on committees every three to five years. The committee assignments were most recently rotated in May 2020. Our Board will continue to review and refresh the skills, qualifications and experiences that our Board needs to have to serve the long-term interests of our shareholders.
As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and backgrounds, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience) and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.
Each candidate must have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities, including being able to represent the best long-term interests of all of our shareholders and other stakeholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.
Importance of Diversity
One of our core values is diversity, equity and inclusion. In evaluating candidates for our Board, our Governance and Nominating Committee considers only potential directors who share this value, as well as our other core values of integrity, caring, excellence and teamwork. As reflected in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger. As our Committee considers possible directors, it seeks out candidates who represent the diverse perspectives of all of our stakeholders. We believe our Board has been effective in assembling a highly-qualified, diverse group of directors. Our slate of director nominees for this Annual Meeting has five female directors, two African-American directors and two directors from Latin America. We will continue to identify opportunities to enhance our Board diversity as we consider future candidates.

•
We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger.

•
Our slate of director nominees for this Annual Meeting has five female directors, two African-American directors and two directors from Latin America

CORPORATE GOVERNANCE	CUMMINS 2022 PROXY	9
Shareholder Outreach
We believe that meaningful corporate governance should include regular conversations between our directors and our shareholders. Our Board members routinely meet with shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics, including company strategy, growth, risk management and ESG issues. In addition, our Corporate Secretary held discussions in 2021 with several top investors to capture their input on governance matters and practices. We capture the feedback from these sessions and present it to the full Board for its consideration.
Succession Planning
CEO and leadership succession planning is one of our Board’s most important responsibilities. Many times throughout the year, our full Board discusses succession planning for our CEO and other critical leaders of the company. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team.
Sustainability and ESG
With the support and oversight of our Board, we continue to focus on sustainability, including our efforts related to environmental, social and governance issues (ESG). We ensure Board oversight of our top ESG risks and opportunities in the following committees depending upon the topic: Talent Management and Compensation Committee, Safety, Environment and Technology Committee, and the Governance and Nominating Committee. We also review ESG strategy and progress with the full Board at least once a year. In January 2022, the Company named a Chief Risk

10	CUMMINS 2022 PROXY	CORPORATE GOVERNANCE
Officer to provide accountability over ESG strategic direction and serve as a primary point of contact for the Board and the Cummins executive management team. Below is a summary of our achievements over the past 12 months:
2021 ESG ACHIEVEMENTS

•
Published our first report under the Task Force on Climate-related Financial Disclosures (TCFD) to provide more information for stakeholders on our governance, strategy, risk management and metrics for addressing climate change.

•
Announced that we will bring to market a 15-liter natural gas engine, and the testing of a hydrogen-fuel internal combustion engine. The Company also expanded its presence in green hydrogen generation through partnerships with Iberdrola and Sinopec. The expanding product lineup is an important part of Destination Zero – Cummins strategy to provide cleaner technologies today that reduce NOx and greenhouse gas emissions prior to widespread commercialization of zero emission technologies. This strategy reduces greenhouse gas and air quality impacts in a way that is best for customers and all stakeholders.

•
Reported our progress against the Company’s 2020 environmental goals and transitioned to the 2030 goals included in PLANET 2050, Cummins’ environmental sustainability strategy adopted in 2019 to address climate change and other environmental challenges. In addition to the goals timed to 2030, PLANET 2050 includes the aspiration to power customer success using net-zero emission technologies to address air quality by 2050.

•
Launched an aggressive global effort to acquire COVID-19 vaccines and provide them onsite or near-site to our employees, their families and other stakeholders. By partnering with governments and health care providers, we facilitated the delivery of over 45,000 doses of approved vaccines. This includes over 5,000 shots in the U.S., over 30,000 shots in India and over 10,000 shots in Mexico.

•
Expanded our Cummins Advocating for Racial Equity (CARE) initiative to take a leadership role in undoing systemic discrimination against the Black community in U.S. cities with a significant company presence. CARE volunteers were part of 16 advocacy initiatives, resulting in eight law and policy changes, including revisions to two public safety use-of-force protocols. In just one year, $21 million has been invested into communities, including $3.75 million in grants and forgivable loans directly to over 300 Black-owned businesses.

•
To address the strategic and operational challenges of 2021, our Board held 10 meetings with enhanced time devoted to strategic oversight, enterprise risk management and ESG.

•
Prepared the Company’s first stand-alone Human Capital Management report for publication later in 2022 to detail the Company’s efforts to recruit, develop, retain and reward the employees necessary to ensure the Company can meet the challenges of today and tomorrow.

To learn more about the company’s sustainability efforts, go to the company’s ESG web page at https://www.cummins.com/company/esg. Websites disclosed herein are not incorporated into this proxy statement by reference.

CORPORATE GOVERNANCE	CUMMINS 2022 PROXY	11
Independence
Eleven of our thirteen director nominees qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. Our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.
Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all director nominees standing for election, except N. Thomas Linebarger, our Chief Executive Officer, and Jennifer W. Rumsey, our President and Chief Operating Officer, qualify as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.
Leadership Structure
Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company’s stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairman and Chief Executive Officer should be based solely on what it believes is in the best interests of our company and its shareholders. Currently, our Board believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors.
Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning.
Our Board evaluates its policy on whether the roles of our Chairman and Chief Executive Officer should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly elected directors), the evolving needs of our company, how well our leadership structure is functioning, and the views of our shareholders.
Based on its review of our leadership structure, our Board continues to believe that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Alexis M. Herman, our current independent Lead Director, will retire from the Board effective at the Annual Meeting. We anticipate appointing Ms. Herman’s successor as Lead Director from among the independent Directors at the Annual Meeting. The Board’s independent Lead Director will be actively involved in setting and approving the Board’s agendas and focus and will work to create a collaborative atmosphere that leverages the strengths of our diverse Board and encourages directors to actively question management when necessary and seeks to ensure that our Board is receiving the information necessary to complete its duties. The Lead Director will also meet with other directors and members of senior management outside of the regularly scheduled Board meetings to ensure that our Board is functioning effectively and to identify areas of potential improvement.

OUR LEAD DIRECTOR’S RESPONSIBILITIES INCLUDE:
SERVING as Chairman of the Governance and Nominating Committee;
CONFERRING with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;
CALLING AND PRESIDING over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairman;
LEADING the annual performance reviews of the Chief Executive Officer and the Board;
ENSURING that there is open communication between our independent directors and the Chairman and other management members;
BEING AVAILABLE, when deemed appropriate by the Board, for consultation and direct communication with shareholders;
REVIEWING, at his or her discretion, information to be sent to the Board; and
CONFERRING with the Chairman on other issues of corporate importance, as appropriate.

12	CUMMINS 2022 PROXY	CORPORATE GOVERNANCE
Risk Oversight
Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. The company has a mature enterprise risk management program that identifies, categorizes and analyzes the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. The company has an executive risk council, comprised of the Chief Operating Officer, Chief Financial Officer, General Counsel and Corporate Secretary, Vice President – Corporate Strategy and Chief Administrative Officer that meets quarterly with our leader of enterprise risk management to review and update our material enterprise-related risks and their mitigation plans. We assign ownership of our most significant enterprise risks to a member of our executive management team. In January 2022, the Company created a new position of Vice President-Chief Risk Officer to increase our focus on enterprise risk management as well as the strategic direction of ESG.
Our Board, Audit Committee, Finance Committee, Talent Management and Compensation Committee, Governance and Nominating Committee and/or Safety, Environment and Technology Committee receive periodic reports and information directly from our senior leaders who have functional responsibility over our enterprise risks. Our Board and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor our progress on mitigating the risks. For example, to oversee the company’s work to mitigate cybersecurity risks, we have identified separate risks for enterprise cybersecurity and product cybersecurity. The Audit Committee provides primary oversight for enterprise cybersecurity while the Safety, Environment and Technology Committee provides oversight of product cybersecurity. Our Vice President-Chief Risk Officer and our global cybersecurity leader meet regularly with the Board and its committees to review relevant areas including:
•
Review of a cybersecurity dashboard to track key metrics of the information security/cybersecurity program;

•
The purchase of cybersecurity risk insurance to mitigate exposure to the company; and

•
Metrics of the Company’s training and compliance program on information security and awareness of cyber risk.

Our Board’s and its committees’ roles in the oversight process of our identified material risks have not impacted our Board’s leadership structure.
Board of Directors and Committees
Our Board held 10 meetings during 2021. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Alexis M. Herman, our current Lead Director, presided over these sessions.
Under our corporate governance principles, our Board has established six standing committees, with five of the committees consisting entirely of independent directors. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:
AUDIT COMMITTEE Meetings in 2021: 9 Members Robert K. Herdman (Chair) Robert J. Bernhard Stephen B. Dobbs William I. Miller Georgia R. Nelson Kimberly A. Nelson Karen H. Quintos
KEY RESPONSIBILITIES
•
Oversees the integrity of our financial statements and related financial disclosures and internal controls over financial reporting.

•
Reviews our accounting principles and procedures.

•
Monitors the independence and performance of our external and internal auditors.

•
Exercises oversight of the company’s enterprise risk management program with dedicated time for review and discussion at every regular Board meeting.

•
Oversees the company’s compliance with its ethics policies and legal and regulatory requirements.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. Our Board has determined that Mr. Herdman is an “audit committee financial expert” for purposes of the SEC’s rules.

CORPORATE GOVERNANCE	CUMMINS 2022 PROXY	13
TALENT MANAGEMENT AND COMPENSATION COMMITTEE Meetings in 2021: 13 Members Georgia R. Nelson (Chair) Carla A. Harris Alexis M. Herman* Thomas J. Lynch William I. Miller
KEY RESPONSIBILITIES
•
Reviews and approves the company’s compensation philosophy and strategy primarily for the Board and the officers of the company and others as the committee may designate from time to time.

•
Reviews and oversees the company’s strategies for talent management.

•
Assesses talent management policies, programs and processes, including leadership, culture, diversity and inclusion and succession.

•
Administers and determines eligibility for, and makes awards under, our incentive plans.

•
Establishes goals and approves the compensation for our Chief Executive Officer following a review of his performance, including input from all of the other independent directors.

•
Reports annually in the proxy statement regarding the company’s executive compensation programs.

•
Conducts an annual compensation risk assessment.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Talent Management and Compensation Committee engaged Farient Advisors LLC as its independent compensation consultant in 2021 to provide input and advice to the Committee concerning the compensation of our officers and our Board and related matters.

FINANCE COMMITTEE Meetings in 2021: 3 Members Thomas J. Lynch (Chair) Franklin R. Chang Diaz Bruno V. Di Leo Carla A. Harris Alexis M. Herman*
KEY RESPONSIBILITIES
•
Reviews and advises our management and our Board on our financial strategy pertaining to our capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements.

•
Reviews our banking relationships and lines of credit.

•
Reviews and advises on financing proposals for acquisitions, partnerships and other alliances of the company.

•
Discusses key areas of shareholder interest and feedback on our performance and strategy.

•
Monitors our shareholder base and provides counsel on investor relations activity.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

GOVERNANCE AND NOMINATING COMMITTEE
Meetings in 2021: 5
Members
Alexis M. Herman (2021 Chair)*
Robert J. Bernhard
Franklin R. Chang Diaz
Bruno V. Di Leo
Stephen B. Dobbs
Carla A. Harris
Robert K. Herdman
Thomas J. Lynch
William I. Miller
Georgia R. Nelson
Kimberly A. Nelson
Karen H. Quintos

KEY RESPONSIBILITIES
•
Reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization.

•
Identifies potential director candidates to ensure the Board is composed of well qualified and diverse candidates to oversee the company; engages a professional search firm to identify potential director candidates based on criteria selected by the Committee; and interviews identified candidates.

•
Ensures the Board has a robust process for evaluating its performance and the performance of its committees and individual directors, including the use of a third party consultant to facilitate feedback among Board members.

•
Ensures the Board is providing effective ongoing director education and new director orientation.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

14	CUMMINS 2022 PROXY	CORPORATE GOVERNANCE

SAFETY, ENVIRONMENT AND TECHNOLOGY COMMITTEE
Meetings in 2021: 5
Members
Stephen B. Dobbs (Chair)
Robert J. Bernhard
Franklin R. Chang Diaz
Bruno V. Di Leo
Robert K. Herdman
Kimberly A. Nelson
Karen H. Quintos

KEY RESPONSIBILITIES
•
Reviews the company’s safety program with an emphasis on employee, workplace and product safety.

•
Reviews the company’s progress on its major sustainability initiatives from Planet 2050 and the environmental management of our facilities and operations.

•
Reviews our key technology developments that may impact product competitiveness for both core and new business areas.

•
Reviews public policy developments, strategies and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products.

•
Reviews product and service quality performance and guides our strategies and improvement initiatives.

* As noted above, Ms. Herman will retire from the Board effective at the conclusion of the Annual Meeting.
Executive Committee
The current members of our Executive Committee are N. Thomas Linebarger (Chairman), Alexis M. Herman and William I. Miller. We anticipate appointing Ms. Herman’s successor on the Executive Committee from among the independent Directors at the Annual Meeting. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by our Board. Our Executive Committee did not meet during 2021.
Shareholder Nominations
Shareholder director candidate recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, along with the required disclosures set forth in our by-laws, must be properly and timely submitted in writing to our Secretary, as further described below. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder’s intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year’s annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).
Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.
The deadline for receiving any written notice of a shareholder’s intent to make a nomination with respect to the Annual Meeting was the close of business on December 1, 2021, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.

CORPORATE GOVERNANCE	CUMMINS 2022 PROXY	15
Communication with the Board of Directors
Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 301 East Market Street, Indianapolis, Indiana 46204. All such communications will be reviewed by the Secretary or his or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his or her designee.
Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.
We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All director nominees standing for election at our 2021 Annual Meeting of Shareholders were present at the virtual meeting. We currently expect all director nominees to be present virtually at the Annual Meeting.

16	CUMMINS 2022 PROXY	ELECTION OF DIRECTORS
ELECTION
OF DIRECTORS
(ITEMS 1 THROUGH 13 ON THE PROXY CARD)
General
Except for Ms. Herman, who is retiring from the Board effective at the Annual Meeting, all of our current directors are nominated for reelection at the Annual Meeting to hold office until our 2023 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. All nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.
Majority Vote Required for Director Elections
To be elected, each director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted “for” exceeds the number of votes “against” that nominee. Abstentions and broker non-votes are not counted as a vote either “for” or “against” a nominee. Our by-laws provide that the term of any incumbent director who receives more “against” votes than “for” votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast. In the case of a contested election, directors will be elected by a plurality of the votes represented in person or by proxy and entitled to vote in the election.
Our Board expects that each of the nominees will be able to serve as a director if elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.
Nominees for Board of Directors
The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below, beginning with our Chairman and Chief Executive Officer and our President and Chief Operating Officer, then followed by our independent directors in alphabetical order.

ELECTION OF DIRECTORS	CUMMINS 2022 PROXY	17
Our Board Recommends that Shareholders Vote for Each of the Nominees Set Forth Below.
Director Since: 2009 Age: 59 Board Committees: Executive	N. THOMAS LINEBARGER—Chairman and Chief Executive Officer, Cummins Inc.

Mr. Linebarger became the Chairman of the Board and Chief Executive Officer of our company on January 1, 2012. Mr. Linebarger was our President and Chief Operating Officer from 2008-2011 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003. From 1998 to 2000, he was our Vice President, Supply Chain Management, after holding various other positions with us. Mr. Linebarger received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He has been a director of Harley-Davidson, Inc. since 2008.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Provides strategic leadership for the Board with decades of experience with our global business

•
Seeks to ensure directors are informed of significant issues impacting our company and receive necessary information

•
Works collaboratively with our Lead Director to set agendas for Board meetings and assess the engagement and effectiveness of our Board, its committees, and individual directors

•
Ensures that there are strong succession plans in place for the CEO and other key leaders

Director Since: 2022 Age: 48 Board Committees: None	JENNIFER W. RUMSEY—President and Chief Operating Officer, Cummins Inc.

Ms. Rumsey became President and Chief Operating Officer of our company in March 2021. Ms. Rumsey was Vice President and President of our Components Business from 2019-2021 after serving as Vice President and Chief Technical Officer from 2015-2019. From 2013-2015, she was our Vice President of Engineering, Engine Business, after holding a variety of engineering and product life cycle roles with the company. Ms. Rumsey is a member of the Society of Women Engineers, Society of Automotive Engineers, the Purdue Engineering Advisory Committee and Women in Trucking Association. She holds a Bachelor of Science in Mechanical Engineering from Purdue University and a Master of Science in Mechanical Engineering from Massachusetts Institute of Technology. Ms. Rumsey has been a director of Hillenbrand, Inc. since 2020.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Extensive knowledge of business operations through various leadership roles within our company

•
Offers expertise regarding manufacturing and technology issues

•
Leads long-term company strategy supporting the transition to decarbonized power for all stakeholders

•
Adds perspective gained through experience in automotive and transportation fields

•
Keeps directors apprised of current business and market trends

18	CUMMINS 2022 PROXY	ELECTION OF DIRECTORS
Director Since: 2008 Age: 69 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	ROBERT J. BERNHARD—Vice President for Research and Professor in the Department of Aerospace and Mechanical Engineering, University of Notre Dame

Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue’s School of Mechanical Engineering from 1994 to 2005. Mr. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He was the Secretary General of the International Institute of Noise Control Engineering (I-INCE) from 2000 to 2015, and is currently the President of I-INCE. He is a Fellow of I-INCE, the Acoustical Society of America and the American Society of Mechanical Engineering.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
•
Leverages technical background to offer valuable insight

•
Pushes for improvement in safety and technology planning

•
Mentors our technical leaders

Director Since: 2009 Age: 71 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	DR. FRANKLIN R. CHANG DIAZ—Founder, Chairman and Chief Executive Officer, Ad Astra Rocket Company

Dr. Chang Diaz is Chairman and Chief Executive Officer of Ad Astra Rocket Company, a U.S. spaceflight engineering company based in Houston, Texas and dedicated to the development of advanced in-space electric propulsion technology. Ad Astra also develops space-derived Earth applications in clean renewable hydrogen energy storage for stationary applications and electric transportation. Dr. Chang Diaz founded Ad Astra in 2005 following his retirement from NASA after a 25-year career during which he flew seven space missions and logged over 1,600 hours in space. In 1994, Dr. Chang Diaz founded and directed NASA’s Advanced Space Propulsion Laboratory at the Johnson Space Center where he managed a multicenter research team developing new plasma rocket technology. Dr. Chang Diaz is a dual citizen of Costa Rica and the United States. As part of his involvement in Costa Rica’s development, Dr. Chang Diaz currently leads the implementation of the “Strategy for the XXI Century,” a plan to transform Costa Rica into a fully developed nation by the year 2050. Dr. Chang Diaz received the Liberty Medal in 1986 from President Ronald Reagan and is a four-time recipient of NASA’s Distinguished Service Medal, the agency’s highest honor. Dr. Chang Diaz also serves as an Adjunct Professor of Physics at Rice University and the University of Houston.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Brings an expansive view of technology matters

•
Pushes our Board to think long-term in technology planning

•
Well-versed in international business issues

•
Strong engagement in the development of our Latin America business

ELECTION OF DIRECTORS	CUMMINS 2022 PROXY	19
Director Since: 2015 Age: 65 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	BRUNO V. DI LEO ALLEN—Managing Director, Bearing-North LLC

Mr. Di Leo has been the Managing Director of Bearing-North LLC, an independent advisory firm focused on business expansion and senior executive counseling in strategy and operations, since 2018. Prior to this role, Mr. Di Leo served as Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company, from January 2018 until his retirement in June 2018. He had previously served as Senior Vice President, Global Markets, for IBM since 2012. In that position, he was accountable for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversaw IBM’s Enterprise and Commercial client segments globally. From 2008 to 2011, he was General Manager for IBM’s Growth Markets Unit based in Shanghai. Mr. Di Leo has more than 40 years of business leadership experience in multinational environments, having lived and held executive positions on four continents.
Mr. Di Leo has served as a director of Ferrovial, S.A., since 2018. Mr. Di Leo is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) as well as a member of the Deming Center Advisory Board of Columbia Business School. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Brings perspective on international business issues having lived and held executive positions on four continents

•
Offers insight regarding technology and sales and marketing issues

•
Works to ensure customer-focused approach in addressing product and service-related issues

Director Since: 2010 Age: 65 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	STEPHEN B. DOBBS

Mr. Dobbs is a former executive of Fluor Corporation, a publicly traded professional services firm providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services on a global basis. Mr. Dobbs served as Senior Group President over Fluor’s Industrial and Infrastructure Group until his retirement in 2014. In that role, Mr. Dobbs was responsible for a wide diversity of the markets served by Fluor, including infrastructure, telecommunications, mining, operations and maintenance, transportation, life sciences, heavy manufacturing, advanced technology, microelectronics, commercial, institutional, health care, water, and alternative power. Mr. Dobbs served Fluor in numerous U.S. and international locations including Southern Africa, Europe, and China. He is an industry recognized expert in project finance in Europe and the United States, particularly public private partnerships and private finance initiatives. In 2019, Mr. Dobbs retired from the Board of Directors of Lendlease Corporation Limited, an international property and infrastructure group that is publicly traded in Australia, where he had served on the Board since 2015.
Mr. Dobbs earned his doctorate in engineering from Texas A&M University and holds two undergraduate degrees in nuclear engineering, also from Texas A&M. Until his retirement from Fluor, he served on the World Economic Forum’s Global Agenda Council on Geopolitical Risk as well as the Governor’s Business Council for the State of Texas. He also served as a director of the U.S. China Business Council.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Chair of Safety, Environment and Technology Committee

•
Leverages technical background to provide insight regarding technology matters

•
Possesses emerging market/international experience from his Fluor career

•
Adds perspective gained from leading business operations in U.S., Southern Africa, Europe and China

•
Experience in project finance

20	CUMMINS 2022 PROXY	ELECTION OF DIRECTORS
Director Since: 2021 Age: 59 Board Committees: Finance; Governance and Nominating; Talent Management and Compensation	CARLA A. HARRIS—Senior Client Advisor, Morgan Stanley

Ms. Harris is Senior Client Advisor at Morgan Stanley. She is responsible for being a co-portfolio manager of the Next Level Fund and advising the Multicultural Innovation Lab, hosting the podcast “Access & Opportunities” and acting in various client coverage capacities. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements, and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare, and biotechnology. In August 2013, Ms. Harris was appointed by President Barack Obama to chair the National Women’s Business Council.
Ms. Harris currently serves on the board of Walmart Corporation and serves on its Compensation and Management Development, Nominating and Governance, and Strategic Planning and Finance Committees. She also serves on the boards of several nonprofit organizations including Seize Every Opportunity (SEO), the Cabrini Foundation, Sesame Street Workshop, Harvard University Board of Overseers and the Morgan Stanley Foundation. Ms. Harris received an MBA from Harvard Business School and an A.B. from Harvard University.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Brings broad-based and valuable insights in finance and strategy

•
Contributes extensive work experience in a regulated industry

•
Possesses senior leadership experience

Director Since: 2008 Age: 73 Board Committees: Audit; Governance and Nominating, Safety, Environment and Technology	ROBERT K. HERDMAN—Managing Director, Kalorama Partners LLC

Mr. Herdman has been Managing Director of Kalorama Partners LLC, a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters since 2004. He was the Chief Accountant of the SEC from October 2001 to November 2002 prior to joining Kalorama. Prior to joining the SEC, he was Ernst & Young’s Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (AABS) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. He was the senior Ernst & Young partner responsible for the firm’s relationships with the SEC, FASB and AICPA. Mr. Herdman served as a member of the Board of Directors of WPX Energy, Inc. from 2011 to 2021 and served on its Compensation Committee. He chaired the Audit Committee of WPX Energy, Inc. through April 2018. In April 2015, he retired from the Board of Directors of HSBC Finance Corporation and HSBC USA Inc. Mr. Herdman had served on the Audit Committees of both companies through April 2013. Mr. Herdman also retired from the Board of Directors of HSBC North America Holdings, Inc. in April 2015 and was past Chairman of both its Audit and Risk Committees.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
•
Chair of Audit Committee

•
Provides insight concerning financial and risk management matters

•
Mentors finance leaders and helps our finance function enhance skills and talent

•
Actively engaged in our Enterprise Risk Management program

ELECTION OF DIRECTORS	CUMMINS 2022 PROXY	21
Director Since: 2015 Age: 67 Board Committees: Finance; Governance and Nominating; Talent Management and Compensation	THOMAS J. LYNCH—Chairman, TE Connectivity Ltd.

Mr. Lynch is the Chairman of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, and harsh environment applications. Mr. Lynch served as the Chief Executive Officer of TE Connectivity Ltd. from January 2006 to March 2017 and has served as a member of its board of directors since 2007 and as Chairman of the Board since January 2013. From September 2004 to January 2006, Mr. Lynch was at Tyco International as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President of Motorola, and President and Chief Executive Officer of Motorola’s Personal Communications sector, a leading supplier of cellular handsets. Mr. Lynch has served as a director of Thermo Fisher Scientific Inc. since 2009 and as Lead Director since February 2020. He has also served as a director of Automatic Data Processing, Inc. since 2018. Mr. Lynch serves on the Board of The Franklin Institute and on the Rider University Board of Trustees.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Chair of Finance Committee

•
Brings perspective of a sitting Chairman and former CEO of a publicly traded global company

•
Leverages business and financial background in rendering advice and insight

•
Identifies and raises strategic considerations for Board consideration

Director Since: 1989 Age: 65 Board Committees: Audit; Executive; Governance and Nominating; Talent Management and Compensation	WILLIAM I. MILLER—President, The Wallace Foundation

Mr. Miller has served as President of The Wallace Foundation, a national philanthropy with a mission of fostering equity and improvements in learning and enrichment for young people and in the arts for everyone, since 2011. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990 to 2011. Mr. Miller has been a director or trustee of the New Perspective Fund, Inc. and the EuroPacific Growth Fund, Inc. since 1992 and of the New World Fund, Inc. since 1999. Mr. Miller serves as independent Chairman of the Board for all three of the funds, all of which are in the same mutual fund family.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Professional experience in the banking and investment industries

•
Extensive knowledge of our company, its values and its global operations

•
Leadership experience in the civic, nonprofit and philanthropic sectors

22	CUMMINS 2022 PROXY	ELECTION OF DIRECTORS
Director Since: 2004 Age: 72 Board Committees: Audit; Governance and Nominating; Talent Management and Compensation	GEORGIA R. NELSON

Prior to her retirement in June 2019, Ms. Nelson was President and CEO of PTI Resources, LLC, an independent consulting firm, since 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Ball Corporation since 2006, Sims Metal Management Limited since 2014 and Custom Truck One Source, Inc. since 2021. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately-held company, where she has served as a director since 2010. In May 2021, she retired as a director of TransAlta Corporation where she has served as a director since 2014. She serves on the advisory committee of the Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Chair of Talent Management and Compensation Committee

•
Provides perspective based on background in power generation and business

•
Utilizes expertise in talent management and governance matters to oversee best practices in executive compensation and human capital management

•
Possesses manufacturing and environmental experience

•
Works outside of regular meetings to support the development of women in leadership roles

Director Since: 2020 Age: 59 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KIMBERLY A. NELSON

Ms. Nelson worked for General Mills Inc. for nearly 30 years prior to her retirement in January 2018. During her career at General Mills, she held a number of senior brand and general management roles, including serving as President of the U.S. Snacks Division. Ms. Nelson became Senior Vice President, External Relations in 2010, a global role leading issues and crisis management, consumer relations, corporate branding and communications, environmental social governance, government relations and global external stakeholder relations.
Ms. Nelson is on the board of Tate & Lyle PLC and serves on its Audit and Nominations Committees. She is also on the board of Colgate-Palmolive Company and serves on its Personnel & Organization and Nominating, Governance & Corporate Responsibility Committees. Ms. Nelson holds an MBA from Columbia Business School and a B.S. in International Relations from Georgetown University. She is a member of the Executive Leadership Council, Women Corporate Directors, and a National Association of Corporate Directors (NACD) Fellow. Ms. Nelson also serves on the boards of the Northside Achievement Zone and Fair Vote Minnesota.
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Identifies and raises strategic considerations for Board consideration

•
Brings global external relations perspective

•
Offers insight into environmental, social and governance matters

•
Brings strategic view on social justice, diversity and inclusion efforts

ELECTION OF DIRECTORS	CUMMINS 2022 PROXY	23
Director Since: 2017 Age: 58 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KAREN H. QUINTOS

Prior to her retirement in June 2020, Ms. Quintos was Chief Customer Officer of Dell Technologies Inc., the world’s third largest supplier of personal computers and other computer hardware items, since 2016. In addition, Ms. Quintos led Dell’s global customer strategy and programs as well as Diversity and Inclusion, Corporate Responsibility and Entrepreneurship strategy and programs. From 2010 to 2016, Ms. Quintos served as Senior Vice President and Chief Marketing Officer, Vice President of public sector marketing and North America commercial marketing, and held executive roles in services, support and supply chain management. Ms. Quintos joined Dell in 2000 from Citigroup where she was Vice President of global operations and technology. Ms. Quintos earned a Master’s degree in marketing and international business from New York University and a B.S. in supply chain management from Pennsylvania State University.
Ms. Quintos is on the board of Lennox International and serves on its Compensation and Human Resources Committee and its Public Policy Committee. She is founder and executive sponsor of Dell’s Women in Action employee resource group. She is Vice Chairman of the board of Penn State’s Smeal College of Business and a 2014 recipient of its highest honor, the Distinguished Alumni Award. Karen also serves on the boards for The National Center for Missing and Exploited Children, as well as TGEN (Translational Genomics).
Summary of Qualifications and Experience:

Key Contributions to the Board:
•
Contributes marketing and international perspective

•
Brings knowledge of global customer strategy and programs

•
Offers strategic insight in customer services, support and supply chain management

•
Offers strategic view on diversity and corporate responsibility programs

24	CUMMINS 2022 PROXY	ELECTION OF DIRECTORS
The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.
DIRECTORS	Automotive & Transportation	Manufacturing	Technology/ IT	Sales/ Marketing	Government/ Regulatory	International	Academics	Financial
Robert J. Bernhard	●	●	●				●
Franklin R. Chang Diaz		●	●			●
Bruno V. Di Leo			●	●		●
Stephen B. Dobbs	●	●	●			●		●
Carla A. Harris					●	●		●
Robert K. Herdman		●			●	●		●
N. Thomas Linebarger	●	●	●	●		●		●
Thomas J. Lynch		●	●			●		●
William I. Miller		●						●
Georgia R. Nelson	●	●	●			●
Kimberly A. Nelson		●		●	●	●
Karen H. Quintos		●	●	●		●
Jennifer W. Rumsey	●	●	●	●		●

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	25
EXECUTIVE COMPENSATION
Note From The Chair of Our Talent
Management & Compensation Committee
As Chair of the Talent Management and Compensation Committee (“TMCC” or “the Committee”), I am pleased with the continued focus by management and the Committee in tackling important issues that were first brought to light during the difficult days of 2020 and have continued to require innovative thinking as we address specific emerging needs of our organization.
Given the opportunities and challenges presented in 2021, we took important actions to position the company for future success. Specifically, we:
Evolved our organization, as evidenced by key leadership changes in both our core business and in our “New Power” business;
Developed a long-range approach to managing on-site, remote, and hybrid workplace strategies, while also protecting the health and well-being of our employees, customers, suppliers and affiliates;
Deeply examined our workforce management and behavioral norms to identify the changes needed to fully realize our commitment to inclusion, pay equity, and diversity; and
Took appropriate actions pertaining to our executive compensation strategy and programs to ensure their continued alignment with the long-range interests of our stakeholders.
In taking these steps, we fully implemented our broader TMCC Charter, adopted in 2020.
While our approach to short-term incentive compensation remained the same, our approach to long-term incentive compensation continued to evolve to help achieve our objectives. In this regard, we implemented the change to our long-term incentive program, announced last year, to shift our long-term incentive compensation mix to an entirely performance-driven approach, with 70% performance shares and 30% performance cash. In doing so, we eliminated stock options. Further, with a view toward progressive succession planning and organization vitality, we also implemented targeted restricted stock or restricted stock unit awards to support our organizational changes and strengthen the ownership stakes of key executives who represent our future.
Looking ahead, we know that we have more work to do and must continue to make progress to fully realize our aspirations. Given the long-term orientation and strength of management and our Board, I am confident that our willingness to engage in deep examination and take action will continue to support our strategy and drive value for all stakeholders.
Georgia R. Nelson, CHAIR

26	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Executive Summary
Cummins operates with a strong pay for performance and team-oriented philosophy and continued to do so in 2021. The summary below highlights our business results, how our talent management supported those results, our governance framework, and compensation for our executives and the rationale for those decisions.
How Did We Perform?
Key 2021 Business Highlights

In 2021, our revenues increased by 21 percent, as global economies began to recover from the impact of the COVID-19 pandemic in 2020. Full year revenues in North America increased 17 percent and represented 56 percent of our total revenues, driven by increased demand for truck, construction and power generation equipment. International revenues increased by 27 percent, driven by stronger demand across many of our markets and regions. While we saw demand improve in most of our major markets, the ongoing impacts of the COVID-19 pandemic have continued to constrain supply, resulting in part shortages and elevated freight, labor and logistics, impacting our profitability.
In light of the supply challenges, we have leveraged our global footprint to ensure that we meet the needs of our customers while still delivering solid financial results. For the full year, our earnings per share (EPS) was $14.61, up from $12.01 in 2020. The solid financial performance was made possible by our employees, who worked tirelessly to support our customers, manage through supplier shutdowns, part shortages and extended lead times while adjusting the way we work to mitigate the spread of the virus.
We continued to see high acceptance of our products, and in 2021 we entered into new engine supply agreements with key partners in medium duty markets around the globe. This includes a global strategic partnership with Daimler to provide medium duty powertrain systems for Daimler Trucks and Buses. We also continue to see momentum in our New Power business, and in 2021 we entered into agreements with Sinopec in China and Iberdrola in Spain to explore green hydrogen production opportunities powered by our electrolyzer technology.
We also continued investing in new technologies that will fuel profitable growth in the future across our businesses. In 2021 we invested a record $1.1 billion in our product portfolio of diesel, natural gas, battery, fuel cells, electrolyzers and related components. We remain disciplined as we examine new organic investment, partnership and acquisition opportunities that leverage our capabilities, and are committed to continuing to deliver top quartile return on our invested capital.

Key Performance Metrics*
	2021	2020
Total Net Sales	$24.0 BN	$19.8 BN
Net Income	$2.1 BN	$1.8 BN
EBITDA	$3.5 BN (14.7% of sales)	$3.1 BN (15.7% of sales)
Return on Average Net Assets (ROANA)	27%	26%
Return on Invested Capital (ROIC)	16%	15%
Cash from Operations	$2.3 BN	$2.7 BN
Total Shareholder Return	21% (3-year period ending in 2021)	12% (3-year period ending in 2020)
Diluted Earnings per Share (EPS)	$14.61	$12.01
Dividend	Increased our quarterly dividend from $1.35 to $1.45 a share, our 12th straight year of dividend growth

*
See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	27
How Did our Talent Strategies and Actions Support our Performance?
People drive Cummins’ success.
The overarching theme of our talent strategy is to “Inspire and Encourage All Employees to Reach Their Full Potential.” This strategy is built upon four pillars: (1) create a diverse and inclusive work environment; (2) engage employees and families in improving wellness; (3) develop self-aware and effective leaders; and (4) advance our workforce strategy by extending our talent management strategies to all employees.

Diversity, Equity & Inclusion
With an international workforce of almost 60,000 employees operating in 59 countries, diversity, equity and inclusion have always been critical to our continued success as a global power leader. At Cummins, we recognize that leadership requires an unwavering commitment to constantly examining our role in society and how we can meet the evolving needs of our people. In 2021, we advanced several initiatives to ensure that diversity, equity and inclusion (DE&I) remain fundamental principles that connect us to one another across our global footprint.

Enhancing our global diversity, equity and inclusion strategy

We implemented new, more comprehensive quarterly DE&I Dashboards for our senior leaders to regularly track and act on critical metrics that help us to understand the representation, development and advancement of diverse groups across the organization. Concurrently, we rolled out extensive training and resources to support meaningful dialogue about race and facilitated workshops with our leadership team so they can more fully understand the deep roots of systemic racism in the United States and how it affects perceptions and actions today.

Increasing transparency around our DE&I progress was a high priority in 2021. For the first time, we externally shared representation data for global and U.S. employees and the new Global DE&I strategy to support aspirational diversity goals.

Executing our human capital management strategy

As part of our human capital management strategy, we regularly review and analyze statistics on equity and inclusion. We measure equity by pay, promotions, and performance ratings of our employees by gender and ethnicity across job levels and job types. We also conduct pay equity analyses to ensure employees receive ‘equal pay for equal work.’

Celebrating our achievements together

At Cummins, winning awards is never the end game. Rather it is what we have learned and achieved on the journey. Nevertheless, we believe outside recognition reflects the commitment of our teammates, who work hard every day to create a diverse, equitable and inclusive environment. To them, we owe the following distinctions:
•
Top Employer for Disability Inclusion in the 2021 Disability Equality Index by Disability: IN, scoring 100 for the first time.

•
2022 Military Friendly Employer (Bronze level) as well as Military Friendly Supplier Diversity and Brand designations; this is our best performance on this survey.

•
2021 Inclusion Index Company: a diversity and inclusion index that measures which organizations are using established DE&I best practices to create inclusive workplaces.

•
2021 Best Company for Multicultural Women: organizations on this list are demonstrating progress in supporting multicultural women talent, especially in top positions.

•
Corporate Equality Index: Human Rights Campaign Foundation’s Corporate Equality Index is the national benchmarking tool on corporate policies, practices and benefits pertinent to lesbian, gay, bisexual, transgender and queer employees.

28	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
How Did our Talent Strategies and Actions Support our Performance?
Health & Wellness
The health and well-being of our colleagues and their families has always been central to our culture and business philosophy. Today, the pace of change in the world and unprecedented challenges like the pandemic have taken their toll on the well-being of most everyone. At Cummins, we have a dedicated team of senior leaders continuously monitoring the impact of the pandemic on our employees and business. This team rapidly adapts health and safety precautions to support our employees in working safely and maintaining business function in an ever-changing global landscape. 2021, like its predecessor year, called for outsized efforts to ensure that our global workforce had access to the healthcare they and their families need now and going forward. Our major 2021 initiatives included:
•
Launching an aggressive global effort to acquire vaccines and provide them onsite or near-site to our employees, their families and other stakeholders. By partnering with governments and healthcare providers, we facilitated the delivery of over 45,000 doses of approved vaccines to employees including over 5,000 inoculations in the United States, over 30,000 in India and over 10,000 in Mexico. In Brazil, China, India and Mexico, the vaccination rate among employees is now greater than 90%.

•
Expanding our medical plan options to include a Preferred Provider Option (PPO) in addition to our existing High Deductible Health Plans (HDHPs), which offers our employees more comprehensive healthcare choices to best align and support their medical and financial needs. Additionally, we now offer a progressive Centers of Excellence (COE) program that provides our employees and their families the highest quality care with the lowest out-of-pocket costs for major surgical and medical procedures.

•
Refining and expanding our global mental health awareness campaign focused on destigmatizing and normalizing mental health and continuing to actively encourage our employees and their families to seek support through available Cummins resources. Employee Resource Groups (ERGs) played an increased role supporting the mental health of our employees by sponsoring and facilitating Safe Space Forums and Mindful Meditation sessions. As many employees continued to work remotely, ERGs also hosted virtual forums promoting inclusion and belonging.

Leadership
In 2021, our leadership development framework, which focuses on building business acumen and emotional intelligence, was rolled out to multiple cohorts, including participants from our senior executive ranks through middle managers. This will be an ongoing effort to ensure our leaders and future leaders have the tools they need to advance their personal growth as well as their contribution to the sustainable growth of our enterprise.
In 2021 we also launched an Employee Experience Survey to ensure we are delivering on our vision of enabling all employees to reach their full potential. The survey focused on aspects of the employee experience such as leadership, inclusion, and wellness. The collective survey insights will be used to:
•
Optimize talent and business outcomes by identifying talent process improvement opportunities

•
Identify development needs of leaders

•
Provide leaders with greater awareness of the health and work environment of their people

Talent Management Strategies
Creating a work environment in which all employees can develop and grow their careers is critical to attracting and retaining top talent. As part of our “hire to develop” strategy, we hire qualified candidates early in their careers and then provide them with learning and development opportunities to build increasing levels of capability and responsibility over time. In 2021, we continued the phased implementation of our talent management processes to our hourly employee population, including our internal job posting process for all office and technician roles.
Squarely focused on enabling employees to reach their full potential, this program is being well received and will continue to play a vital role in offering career paths and advancement opportunity to all our employees.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	29
How Did We Align Executive Pay and Performance?
Annual Bonus Plan	Our Annual Bonus Plan paid out 130% of target based on actual 2021 ROANA of 27.3% against a target of 25.56%. All employees participating in the bonus plan received the same payout factor.
Performance Share & Performance Cash Plans
Our Performance Share and Performance Cash plans for the 2019-2021 performance cycle paid out 90% of target based on actual 3-year cumulative EBITDA of $10,241 million compared to our goal of $10,993 million, and ROIC of 15.5% compared to our target of 15%. All employees participating in the long-term performance plans received the same payout factor.

Long Term Incentive Mix
Starting with the 2021 long term incentive grant, the Talent Management and Compensation Committee decided to eliminate stock options from the pay mix and weight performance shares 70% and performance cash 30%. The rationale for this change was to make the plan 100% performance-based and to simplify the plan.

Alignment between CEO’s Realizable Pay & financial/ TSR performance
The Committee, along with its consultant, Farient Advisors LLC (“Farient”), quantitatively and qualitatively assessed the relationship between realizable pay (defined as actual salary, actual annual bonus, actual long-term performance cash earned, actual long-term performance shares, earned valued at the stock price at the end of the performance period, and the economic value of the fully vested options grant three years prior) and financial and TSR performance for our CEO. The results of this analysis demonstrate strong alignment, as shown below:

30	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Purpose and Principles of our Executive
Compensation Program
PURPOSE OF OUR EXECUTIVE COMPENSATION PROGRAM
Our long-term success depends on our ability to attract, motivate, focus, and retain highly talented individuals committed to Cummins’ vision, strategy and corporate culture. To that end, our incentive plans, which apply to all participants including executives, are designed to link pay to Cummins’ annual and long-term performance, and to the successful execution of Cummins’ business strategies. Our salary levels and incentive targets are intended to recognize individual performance and market pay levels. We also use our executive compensation program to encourage high performing executives to remain with us over the course of their careers.
PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation philosophy rewards executives for achieving our financial objectives and building long-term value for our shareholders and other stakeholders. We also follow several other principles when designing our executive compensation program including:

Market Positioning
We believe that, on average, our executives’ target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.

Short-Term / Long-Term Mix
We believe that there should be an appropriate balance between annual and long-term elements of compensation commensurate with the position’s decision-making time horizon and competitive context.

Pay at Risk We believe that the more senior an executive’s position, the more compensation should be “at risk,” which means it will vary based on Cummins’ financial and stock price performance.
Retention We believe that our compensation program should support retention of our experienced executives and achievements of our leadership succession plans.
Simple and Transparent We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

Alignment with Shareholder Interests
We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program in order to link executives’ compensation with our shareholders’ returns. The greater the level of responsibility of the officer, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement should be.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	31
Advisory Shareholder Say-on-Pay Vote

At our 2021 Annual Meeting, after the 2021 executive compensation actions described in this CD&A had taken place, we held an advisory shareholder vote to approve the compensation of our Named Executive Officers (our “NEOs”). Of the votes cast by our shareholders, 88.6% were voted in favor of our executive compensation.
The Committee considered these voting results along with shareholder feedback as a part of its comprehensive assessment of Cummins’ executive compensation programs. Given the support we received from shareholders, we did not undertake any material changes to our executive compensation program. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and will continue to solicit shareholder feedback to ensure our programs are aligned with their expectations.

Compensation Elements Support Pay For
Performance Philosophy
As in prior years, our compensation program is designed to support our pay-for-performance philosophy aligned with the interests of our shareholders and other stakeholders. The key elements of our executive compensation program are:
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBITDA	Rewards operational performance. ROANA balances growth, profitability and asset management.
Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.
As described below under “One-time Equity Awards,” in 2021 we also granted one-time equity awards to two of our Named Executive Officers. These grants were intended to be one-time awards responsive to special situations outside of our annual long-term incentive compensation program.

32	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
We believe the compensation of our most senior executives should be based on Cummins’ overall financial performance and a significant portion of their pay should be incentive-based and therefore at risk.
In 2021, performance-linked components (annual bonus and long-term incentive compensation other than the one-time equity awards) were 88% of the CEO’s target total direct compensation opportunity and 79% of the average target total direct compensation opportunity for the Named Executive Officers. These pay elements were allocated as shown below.
TARGET TOTAL DIRECT COMPENSATION MIX – FISCAL YEAR 2021
Target Executive Compensation Aligned with
the Market
The Committee reviews our executive compensation levels and programs on a regular basis. For pay levels, we generally target the median of the market for total direct compensation as well as its components, including salary, bonus targets, and long-term incentive target values. We consider target compensation to be market competitive if it is within +/-10% of the median level indicated by the benchmarking data.
For making 2021 pay decisions, our primary compensation benchmarking sources were manufacturing companies in the Aon Radford Executive Survey and the Mercer Benchmark Database Survey. We also considered data from our Custom Peer Group (described below) regarding pay levels for the CEO and pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, and using multiple sources lessens the impact of fluctuations in market data over time.
Our Custom Peer Group, identified in 2020 for making 2021 pay decisions, was made up of the sixteen public companies listed below. All companies fell into at least one of the following categories:
•
customers with a strong presence in one or more of our major markets;

•
companies that compete directly or indirectly with one or more of Cummins’ businesses;

•
key suppliers of related products; and

•
diversified industrial companies that compete for investor capital within the Industrial market segment.

The Custom Peer Group companies are also similar to Cummins in size and investor profile and compete with us for customers and talent.
Borg Warner Incorporated	Caterpillar Incorporated	Daimler AG	Deere & Company
Donaldson Co. Incorporated	Eaton Corporation	Emerson Electric Co.	Fortive Corporation
Honeywell International Inc.	Illinois Tool Works	Navistar International Corp.	Paccar Incorporated
Parker-Hannifin Corporation	Textron Incorporated	Volvo AB	W.W. Grainger
No changes were made to the peer group identified in 2020 for making 2021 pay decisions compared to the peer group identified in 2019 for making 2020 pay decisions.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	33
Executive Compensation Best Practices
We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.
WHAT WE DO	WHAT WE DO NOT DO
Set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards, and will enhance shareholder value over time	We do not allow backdating or repricing of stock options
Use different measures to ensure our executives focus on both annual and longer-term goals	We do not have separate employment contracts with our executive officers

Tie incentive awards for all participants to overall company performance to reinforce that the company’s success is more important than individual business success and to encourage collaboration and teamwork
We do not guarantee salary increases, bonuses or equity grants for our executive officers, and we do not provide discretionary bonuses to our Named Executive Officers
Encourage executives to focus on the sustained long-term growth of our company and promote retention by vesting awards only at the end of the performance or service period	We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control
Cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards	We do not provide significant perquisites
Require all incentives awards for senior executives be subject to clawback and cancellation provisions	We do not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to our stock
Maintain a Talent Management and Compensation Committee composed of independent directors who are advised by an outside, independent compensation consultant	We do not pay dividends or dividend equivalents on unearned performance shares
Complete an annual assessment of the risk associated with our compensation program
Require executive officers to maintain prescribed stock ownership levels
Subject our executives to double trigger change in control provisions

34	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
How Performance Measures and Goals are
Determined
The Committee regularly reviews all elements of our executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices in the following areas:
•
Pay strategy and positioning;

•
Annual bonus plan design, including performance measures and goals and plan leverage;

•
Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures and goals and plan leverage;

•
Stock ownership guidelines;

•
Executive perquisites, including personal use of company aircraft; and

•
Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The Talent Management and Compensation Committee establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve our business strategy and objectives. The Committee also benchmarks against the historical performance of the Custom Peer Group and considers whether Cummins’ goals are sufficiently demanding relative to our peers. Additionally, the Committee solicits Farient’s assessment regarding the degree of difficulty associated with the incentive plan performance targets relative to both external analyst expectations for performance and peer performance expectations. The Committee believes this process leads to appropriate performance targets and incentive awards that reflect the creation of shareholder value.
The Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring, or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.
Compensation Programs
Our executive compensation program consists of three principal elements: base salary, annual bonus, and long-term incentive compensation. Together, these elements constitute total direct compensation.
Base Salary
We target base salary, on average, at the median of the market for similar executive positions. Some officers’ base salaries may vary from the median due to factors such as experience, tenure, potential, performance, and internal equity.
Annual Bonus
How Bonuses are Calculated
Our annual bonus is designed to link participants’ pay to our annual financial performance. The payout for each participant, including our NEOs, is calculated using the following formula:
Target awards as a percentage of salary are set such that performance at the target goal level generates an annual bonus aligned with the median range of the market. The “payout factor” is determined based on Cummins’ actual financial performance against its annual goals.
2021 ANNUAL BONUS PERFORMANCE MEASURE
ROANA was the sole performance measure for our 2021 annual bonus plan because ROANA appropriately balances our growth, profitability, and the management of our assets, all of which combine to drive our share value.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	35
ROANA for compensation purposes equals:
ROANA = Earnings Before Interest, Taxes, Depreciation, and Amortization (or EBITDA) ÷ Average Net Assets(1)

(1)
Average Net Assets is the average of the Net Assets ending in the five quarters preceding our fiscal year. Net Assets is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts, and certain pension and post-retirement liability accounts

ROANA PERFORMANCE TARGETS FOR 2021
Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding our annual operating plan (AOP) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns. The 2021 ROANA goals were set with this philosophy in mind. As in the past, we made no adjustments to the final 2021 plan results or awards despite the continued impact of the pandemic throughout the year.
Target ROANA decreased from 27.65% in 2020 to 25.56% in 2021. This decrease was due to the AOP projections for 2021. Target ROANA was established by the Talent Management and Compensation Committee after reviewing the AOP and considering input from Farient Advisors, the Committee’s independent outside consultant.
Target ROANA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2021 ranged from 10% for threshold performance (70% of target ROANA) to a maximum of 200% for superior performance (115% of target ROANA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
	ROANA Goal	Goal as % of Target	Payout as % of Target(1)
>Maximum	29.39%	115%	200%
Target	25.56%	100%	100%
Threshold	17.89%	70%	10%
<Threshold	<17.89%	<70%	0%
EBITDA at target: $3.314 billion

(1)
Interpolate for performance between discrete points, rounded to the nearest 10% increment

36	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
2021 ROANA PERFORMANCE AND PAYOUTS
Our 2021 ROANA performance was 27.3%, and, as a result, the payout factor used to calculate the 2021 annual bonus for all participants, including Named Executive Officers, was 130% of target.
Long-Term Incentive Compensation
FORM OF LONG-TERM INCENTIVE AWARDS FOR 2021
Our long-term incentive compensation program for 2021 consisted of performance cash and performance shares. As previously disclosed, for 2021, the Talent Management and Compensation Committee decided to eliminate stock options from the pay mix and weight performance shares 70% and performance cash 30%. The rationale for this change was to make the plan 100% performance-based and to simplify the plan. We believe that the combination of these long-term incentive vehicles supports our pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of our participants, including our NEOs, and our shareholders.

TARGET GRANT VALUES
The Talent Management and Compensation Committee generally sets the target long-term incentive values for our officers on average at the median of the market. Grant values are set using a market-based economic valuation methodology which converts the targeted value of the grants into a targeted dollar amount of performance cash and a number of performance shares. The number of performance shares granted is based on a three-month average daily trading day stock price in the final quarter of our prior fiscal year to mitigate the impact of temporary stock price spikes or drops on the number of shares to be granted.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	37
PERFORMANCE PLAN MEASURES
Since the 2019-2021 long-term performance cycle, we have used two metrics for our long-term performance cash and performance shares: Return on Invested Capital (ROIC), which has an 80% weighting, and earnings before interest, taxes, depreciation, and amortization (EBITDA), which has a 20% weighting. The Talent Management and Compensation Committee reaffirmed these metrics were appropriate for the 2021-2023 award cycle as we continued to focus on both growth and delivering strong returns on the capital we invest. Together these metrics strongly correlate with total shareholder return.
ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2019-2021 AWARD CYCLE
For the 2019-2021 performance cycle, we set a stable ROIC target of 15%, which represents a target that is both above the median of our peer group as well as a challenging goal across the 3-year performance period. We endeavor to maintain a stable target as long as our strategy remains the same in delivering competitive long-term returns. We also established a cumulative 3-year EBITDA goal the Talent Management and Compensation Committee deemed to be challenging, yet realistic, and consistent with our long-term strategy and financial plans.
ROIC for compensation purposes equals:
ROIC = Average Earnings Before Interest Expense and Noncontrolling Interests after taxes for the 3-year performance period ÷ Average Invested Capital for the 3-year performance period
EBITDA for compensation purposes equals:
EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 3-year performance period
The table below summarizes the ROIC and EBITDA targets for the 2019-2021 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)
<Maximum	19.50%	130%	$12,642	115%	200%
Target	15.00%	100%	$10.993	100%	100%
Threshold	10.50%	70%	$9,344	85%	10%
<Threshold(2)	10.50%	<70%	<$9,344	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

2019-2021 LONG-TERM PERFORMANCE CASH AND PERFORMANCE SHARE PAYOUTS
Based on our actual performance from January 1, 2019 through December 31, 2021, our ROIC was 15.50% and our 3-year Cumulative EBITDA was $10,241 million. As a result, the payout factor used to calculate the awards for all long-term incentive plan participants was 90%. We made the following exclusions:
•
$215 million benefit from 2019 net operating profit after tax and $207 million from 2019 shareholders’ equity associated with a lower effective tax rate as a result of the 2017 tax legislation;

38	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
•
$93 million benefit from 2020 net operating profit after tax and $89 million from 2020 shareholders’ equity associated with a lower effective tax rate as a result of the 2017 tax legislation

•
$112 million benefit from 2021 net operating profit after tax and $107 million from 2021 shareholders’ equity associated with a lower effective tax rate as a result of the 2017 tax legislation

ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2020-2022 AND 2021-2023 AWARD CYCLES
The table below summarizes the ROIC and EBITDA targets for the 2020-2022 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)
<Maximum	19.50%	130%	$12,422	115%	200%
Target	15.00%	100%	$10,802	100%	100%
Threshold	10.50%	70%	$9,182	85%	10%
<Threshold(2)	10.50%	<70%	<$9,182	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

The table below summarizes the ROIC and EBITDA targets for the 2021-2023 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)
<Maximum	19.50%	130%	$12,157	115%	200%
Target	15.00%	100%	$10,571	100%	100%
Threshold	10.50%	70%	$8,985	85%	10%
<Threshold(2)	10.50%	<70%	<$8,985	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

One-Time Equity Awards
As previously disclosed, based on the additional responsibilities assumed by Mr. Satterthwaite upon his appointment to the Vice Chairman role, the Talent Management and Compensation Committee awarded Mr. Satterthwaite a) one-time, performance based restricted stock unit grant with a target value of $3,000,000(1), effective March 1, 2021. The grant is subject to ratable vesting over three years beginning on the first anniversary of the grant date, contingent upon the achievement of annual performance objectives, as determined by the Committee.
The award value was determined by assessing Mr. Satterthwaite’s position to the external market. Adding $1,000,000 per year on an amortized basis brings Mr. Satterthwaite’s total direct compensation slightly above the median of the market, which we feel is appropriate given the importance of Mr. Satterthwaite’s position and the fact that the award is contingent upon meeting critical strategic initiatives for the company.
At the end of 2021, we determined that the first year’s performance goals, which related to leadership development and the identification and completion of strategic projects, had been satisfactorily completed. The achievement of the performance goals for the second and third years of the grant will be evaluated following the completion of each year.
As previously disclosed, given the company’s desire to retain highly capable and sought-after business leaders, the Talent Management and Compensation Committee awarded Mr. Padmanabhan a one-time restricted stock award, with a target value of $1,000,000(1), effective March 1, 2021. The grant is subject to ratable vesting over three years beginning on the second anniversary of the grant date.
The award value was chosen as an amount that would be sufficient to retain Mr. Padmanabhan. Additionally, the award further strengthens the ownership stakes of a high performing executive who plays a critical role in the company’s success.
(1)
The target dollar value of the equity grants noted above does not reflect the grant date fair value for purposes of U.S. GAAP. Instead, based upon the target dollar value of the equity awards, the actual number of restricted stock units or shares of restricted stock granted was determined by dividing the target dollar value by an average of the closing prices of our common stock over a six-month period.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	39
The Compensation Decision Process
ROLE OF OUR TALENT MANAGEMENT AND COMPENSATION COMMITTEE
The Talent Management and Compensation Committee reviews and discusses the Board’s evaluation of the Chairman and Chief Executive Officer’s performance, including the progress made in implementing Cummins’ business strategy and achieving specific long- and short-term business objectives. The Committee considers those discussions and the results of the formal review to determine the compensation of our Chief Executive Officer for the coming year. The Committee Chair then informs the Board of the Committee’s decisions. Members of management do not make recommendations regarding the compensation of our Chief Executive Officer.
ROLE OF OUR CHIEF EXECUTIVE OFFICER
For other Officers, including the NEOs, the Chief Executive Officer considers performance and makes individual recommendations to the Committee on base salary, annual incentive targets, and long-term incentive targets. This review occurs annually at the February Talent Management and Compensation Committee meeting, which is the first meeting of the year and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.
The Talent Management and Compensation Committee evaluates each officer’s compensation relative to the market median for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer and modifies and approves, as appropriate, these recommendations.
ROLE AND INDEPENDENCE OF OUR COMPENSATION CONSULTANT
For 2021, the Talent Management and Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. The consultant also advises the Committee on non-employee director compensation. Other than the services provided to the Committee, Farient does not provide any other services to our company. Our Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules. The Committee assessed the independence of Farient in light of those factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.
The Committee oversees the work of the consultant and has final authority to hire or terminate any consultant. The Committee also annually reviews structural safeguards to assure the independence of the consultant.
Compensation Decisions Pertaining to our Named Executive Officers
The discussion below outlines each NEO’s responsibilities, performance highlights for 2021, the compensation decisions made, and incentive outcomes for each individual.
The Talent Management and Compensation Committee believes the 2021 compensation packages for our NEOs and our executive compensation program align the interests of our shareholders and executives by emphasizing variable, at-risk compensation tied to measurable performance goals using an appropriate balance of short-term and long-term objectives.

40	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
N. Thomas Linebarger Chairman and Chief Executive Officer
(1)
The salary shown for each year is based on the annualized salary that was intended to be paid starting on July 1 of each given year, which is Cummins’ normal effective focal increase date.

(2)
The target incentive values differ from those shown in the Summary Compensation table because the table shows earned not target annual incentive awards.

(3)
The salary shown for 2020 is before the reduction in Mr. Linebarger’s salary because of the COVID-19 pandemic. Mr. Linebarger’s actual salary for 2020 was $1,214,063.

Mr. Linebarger served as our Chairman of our board and Chief Executive Officer in 2021. He has held this role since 2012. At the beginning of 2021, the TMCC determined to maintain Mr. Linebarger’s salary, target annual bonus, and target long-term incentive at the levels established in 2020. Mr. Linebarger’s target total direct compensation in 2021 compared to 2020 is shown in the charts above.
In 2021, Mr. Linebarger:
•
Exceeded financial targets with revenue of $24 billion, net income of $2.1B, and adjusted ROIC of 16% for the year despite continued pandemic and supply chain challenges

•
With our lead Director, ensured the collective membership of our company’s Board comprise diversity of experience, tenure, race, and gender

•
Demonstrated strong commitment toward the company’s Destination Zero decarbonization goals, including significant investment in fuel cell, electrolyzer, and battery electric technologies, and serving as the Chairman of the Hydrogen Council

•
Advanced the company’s diversity, equity & inclusion efforts through leadership of the Chairman’s Diversity Council, investment in external community partnerships focused on racial justice, and sponsorship of an immersive program to expand our executive leadership team’s understanding of and competency in talking about race

Mr. Linebarger’s target compensation compared to his realized compensation for 2021 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2021	$1,575,000	Not Applicable	$1,575,000	—
Annual Bonus for 2021	$2,520,000	130%	$3,276,000	$2,520,000 x 130%
Performance Cash for 2019-2021 cycle	$3,277,000	90%	$2,949,300	$3,277,000 x 90%
Performance Shares for 2019-2021 cycle	21,670	90%	19,503 Performance shares earned for 2019-2021 cycle, valued at $4,254,384	Value reflected $218.14 stock price on December 31, 2021; 21,670 shares × 90% × $218.14 stock price

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	41
Mark Smith Vice President – Chief Financial Officer
(1)
The salary shown for each year is based on the annualized salary that was intended to be paid starting on July 1 of each given year, which is Cummins’ normal effective focal increase date.

(2)
The target incentive values differ from those shown in the Summary Compensation table because the table shows earned not target annual incentive awards.

(3)
The salary shown for 2020 is before the reduction in Mr. Smith’s salary because of the COVID-19 pandemic. Mr. Smith’s actual salary for 2020 was $628,646.

Mr. Smith served as our Vice President – Chief Financial Officer in 2021. He has held this role since 2019. At the beginning of 2021, the TMCC determined to maintain Mr. Smith’s base salary, target annual bonus, and target annual long-term incentive award at the levels established in 2020. Mr. Smith’s target total direct compensation in 2021 compared to 2020 is shown in the charts above.
In 2021, Mr. Smith:
•
Maintained strong liquidity for our global operations to support investment, future growth, and operating flexibility in the face of many challenges in 2021

•
Ensured that the company maintained strong financial controls while the majority of our global finance employees worked from home in response to the COVID-19 pandemic

•
Worked closely with other Cummins leaders to identify opportunities to reposition our portfolio of businesses to strengthen our growth potential as we lead the decarbonization of our industry

•
Continued focus on our talent management strategy resulting in increased representation of Black and LatinX employees in our U.S. finance organization in 2021

Mr. Smith’s target compensation compared to his realized compensation for 2021 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2021	$710,000	Not Applicable	$710,000	—
Annual Bonus for 2021	$674,500	130%	$876,850	$674,500 x 130%
Performance Cash for 2019-2021 cycle	$717,000	90%	$645,300	$717,000 x 90%
Performance Shares for 2019-2021 cycle	4,740	90%	4,226 Performance shares earned for 2019-2021 cycle, valued at $930,585	Value reflected $218.14 stock price on December 31, 2021; 4,740 shares x 90% x $218.14 stock price

42	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Tony Satterthwaite Vice Chairman
(1)
The salary shown for each year is based on the annualized salary that was intended to be paid starting on July 1 of each given year, which is Cummins’ normal effective focal increase date.

(2)
The target incentive values differ from those shown in the Summary Compensation table because the table shows earned not target annual incentive awards. The target annual LTI for 2021 includes the $3,000,000 performance-based restricted stock unit grant that Mr. Satterthwaite received, as outlined in the One-Time Equity Awards section.

(3)
The salary shown for 2020 is before the reduction in Mr. Satterthwaite’s salary because of the COVID-19 pandemic. Mr. Satterthwaite’s actual salary for 2020 was $655,208.

Mr. Satterthwaite was appointed to the role of Vice Chairman in March 2021. He previously served as President and Chief Operating Officer. At the beginning of 2021, the TMCC determined to maintain Mr. Satterthwaite’s base salary and target annual bonus at the levels established in 2020. The Committee also kept Mr. Satterthwaite’s target long-term incentive at the same level of $2,300,000. The Committee, however, did provide Mr. Satterthwaite with a one-time performance-based restricted stock unit grant with a target value of $3,000,000 based on the additional responsibilities assumed upon his appointment to the Vice Chairman role. Additional details for this grant can be found in the One-Time Equity Awards section. Mr. Satterthwaite’s target total direct compensation in 2021 compared to 2020 is shown in the charts above.
In 2021, Mr. Satterthwaite:
•
Engineered our response to the ongoing COVID pandemic including vaccination policies, return to office decisions and the continued health and safety of our essential on-site employees

•
Initiated a long-term process automation project to improve SG&A costs

•
Served as interim Supply Chain Leader for 3 months, supporting strong demand in many markets

•
Led strategy work for multiple engine partnership deals and our New Power business

•
Launched Cummins Water Works, a critical Corporate Responsibility program to reduce our water usage and increase water availability to our communities

Mr. Satterthwaite’s target compensation compared to his realized compensation for 2021 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2021	$740,000	Not Applicable	$740,000	—
Annual Bonus for 2021	$703,000	130%	$913,900	$703,000 x 130%
Performance Cash for 2019-2021 cycle	$819,000	90%	$737,100	$819,000 x 90%
Performance Shares for 2019-2021 cycle	5,420	90%	4,878 Performance shares earned for 2019-2021 cycle, valued at $1,064,087	Value reflected $218.14 stock price on December 31, 2021; 5,420 shares × 90% × $218.14 stock price

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	43
Jennifer Rumsey President and Chief Operating Officer
(1)
2021 pay for Ms. Rumsey reflects her pay as of March 2021 when she was promoted to President and Chief Operating Officer.

(2)
The salary shown for each year is based on the annualized salary that was intended to be paid starting on July 1 of each given year, which is Cummins’ normal effective focal increase date.

(3)
The target incentive values differ from those shown in the Summary Compensation table because the table shows earned not target annual incentive awards.

(4)
The salary shown for 2020 is before the reduction in Ms. Rumsey’s salary because of the COVID-19 pandemic. Ms. Rumsey’s actual salary for 2020 was $531,250.

Ms. Rumsey served as our President and Chief Operating Officer in 2021. She was promoted to this role in March 2020 after serving as Vice President and President – Components. As part of the promotion, taking into account the median levels indicated by benchmarking data relating to her new role, the TMCC increased Ms. Rumsey’s base salary to $740,000, set her target annual bonus to $703,000 (95% of base salary), and provided a target long-term incentive award of $2,300,000. Ms. Rumsey’s target total direct compensation in 2021 compared to 2020 is shown in the charts above.
In 2021, Ms. Rumsey:
•
Led the company’s overall operations, delivering a 21% increase in revenue over 2020 amid significant supply chain and logistics challenges

•
Successfully launched new products globally including on-highway products in the US, Europe, and China to meet the next generation of emissions requirements and the Endurant Automated Manual transmission in China

•
Continued to work with OEM and end user customers to deliver value through improved product quality and performance and excellent product support

•
Played a leadership role in key Cummins strategies including our Destination Zero decarbonization strategy

•
Co-sponsored the Cummins Power Women Corporate Responsibility initiative

Ms. Rumsey’s target compensation compared to her realized compensation for 2021 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2021	$740,000	Not Applicable	$740,000	Reflects Ms. Rumsey’s base salary as of March when she was promoted to President and COO.
Annual Bonus for 2021	$703,000	130%	$913,900	Reflects Ms. Rumsey’s annual bonus as of March when she was promoted to President and COO. $703,000 × 130%
Performance Cash for 2019-2021 cycle	$451,000	90%	$405,900	$451,000 x 90%
Performance Shares for 2019-2021 cycle	2,980	90%	2,682 Performance shares earned for 2019-2021 cycle, valued at $585,051	Value reflected $218.14 stock price on December 31, 2021; 2,980 shares × 90% × $218.14 stock price

44	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Srikanth Padmanabhan Vice President and President, Engine Business
(1)
The salary shown for each year is based on the annualized salary that was intended to be paid starting on July 1 of each given year, which is Cummins’ normal effective focal increase date.

(2)
The target incentive values differ from those shown in the Summary Compensation table because the table shows earned not target annual incentive awards. The target annual LTI for 2021 includes the $1,000,000 time-vesting restricted stock grant that Mr. Padmanabhan received, as outlined in the One-Time Equity Awards section and is characterized as “at-risk” because the value of the grant depends on the value of our stock.

(3)
The salary shown for 2020 is before the reduction in Mr. Padmanabhan’s salary because of the COVID-19 pandemic. Mr. Padmanabhan’s actual salary for 2020 was $540,104.

Mr. Padmanabhan served as our Vice President and President, Engine Business in 2020. He has held this role since 2016. At the beginning of 2021, the TMCC determined to increase Mr. Padmanabhan’s base salary to better position him with the external market while maintaining his target annual bonus. The Committee also kept Mr. Padmanaban’s target long-term incentive at the same level of $1,500,000. The Committee, however, did provide Mr. Padmanabhan with a $1,000,000 restricted stock grant based on retention considerations. Additional details for this grant can be found in the One-Time Equity Awards section. Mr. Padmanabhan’s target total direct compensation in 2021 compared to 2020 is shown in the charts above.
In 2021, Mr. Padmanabhan:
•
Managed through unprecedented supply chain disruptions for the Engine segment while continuing to meet customer demand and deliver strong EBITDA performance

•
Increased share in key markets around the world, propelled by the reliable quality performance of our products

•
Introduced multiple new next-generation products positioned to help the world reach its net zero carbon goals, including natural gas and hydrogen internal combustion engines and the industry’s first-of-its-kind fuel agnostic engine platforms

•
Led an aggressive global internal combustion engine customer partnership strategy, supporting the industry in its sustainable transition

•
Delivered historic record volumes of nearly 1.5 million engines for the Engine Business amidst the pandemic

•
Championed the company’s inclusion efforts by sponsoring the South Asian and East Asian Employee resource group

•
Sponsored an ambitious local community coalition initiative on EquityWorks, promoting equity for all children by the end of the decade and our CARE efforts on biracial youth in Columbus

Mr. Padmanabhan’s target compensation compared to his realized compensation for 2021 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2021	$647,000	Not Applicable	$647,000	—
Annual Bonus for 2021	$582,300	130%	$756,990	$582,300 x 130%
Performance Cash for 2019-2021 cycle	$451,000	90%	$405,900	$451,000 × 90%
Performance Shares for 2019-2021 cycle	2,980	90%	2,682 Performance shares earned for 2019-2021 cycle, valued at $585,051	Value reflected $218.14 stock price on December 31, 2021; 2,980 shares x 90% x $218.14 stock price

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	45
Annual Compensation Risk Assessment
In 2021, the Talent Management and Compensation Committee conducted its annual risk assessment of our compensation policies and practices. The Committee evaluated the levels of risk-taking encouraged by our compensation arrangements to determine whether they were appropriate in the context of our strategic plan and annual budget, our compensation objectives, and Cummins’ overall risk profile. The Committee also reviewed the robust risk-mitigation features of our compensation program, the most significant of which are outlined below.
Pay Mix
The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We target the median of the market for our total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders.

Performance- Based Measurement
The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Business Conduct, or make material changes to our long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.

Time Horizon
Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains.

Clawback Policy	Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in accordance with our Recoupment policy, as described below.
Other Risk Mitigators
We pay incentive compensation only after our audited financial results are complete and the Committee has certified our performance results and the associated incentive awards. Additionally, we have stock ownership requirements for all officers that ensure the interests of our leaders and shareholders are aligned. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.

Exclusion of Unusual Items
In measuring financial performance under our annual short- and long-term bonus plans, the Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. We believe allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Cummins rather than the effect a proposed action may have on incentive compensation.

As a result of its review, the Committee concluded that Cummins has a balanced executive compensation program that does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

46	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Benefits
Our officers, including our Named Executive Officers, participate in a full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.
In addition to these benefits, our U.S. officers, including our Named Executive Officers, participate in a supplemental life insurance and deferred income program that is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans.
The supplemental retirement provision “tops up” the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer’s highest average consecutive 60-month base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit for all officers other than Mr. Linebarger, who is eligible for an additional 10% benefit.
Our U.S. officers, including our Named Executive Officers, are also eligible to participate in our non-qualified deferred compensation plan. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis and to meet competitive market practice.
A majority of our employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of our common stock for the employee’s account on the open market. Cummins makes a matching contribution in cash in an amount sufficient to give employees a 15% discount on the purchase price of these shares.
Perquisites
Perquisites do not constitute a major element of our executive compensation program.
Our officers, including our Named Executive Officers, are entitled to the services of a financial counselor for estate- and tax-planning advice and tax return preparation. Cummins pays the fees for these services, which are detailed in the Summary Compensation Table.
Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Talent Management and Compensation Committee reviews the level of usage annually. We believe that allowing our officers to use a company-owned plane for limited personal use saves time and provides additional security for them, which ultimately benefits Cummins. The aggregate incremental cost of personal aircraft use by our Named Executive Officers is detailed in the Summary Compensation Table.
Executive physical examinations are available for all officers, including our Named Executive Officers. The Committee considers this practice to be good corporate governance and a direct benefit to Cummins’ shareholders.
Executive Compensation Policies
COMPENSATION RECOUPMENT
Our incentive compensation awards are subject to our compensation recoupment, or “clawback” policy. This policy provides that, if any of our financial statements are required to be materially restated due to the fraudulent actions of any officer, the Talent Management and Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which our financial results are adversely affected by such restatement.
Effective January 1, 2021, we adopted a modified clawback policy under which we are also authorized to recover incentive-based compensation erroneously awarded to an officer on the basis of a financial reporting measure that is subject to an accounting restatement. The modified clawback policy also authorizes us to recover incentive compensation paid or awarded to an officer if the officer engages in certain types of misconduct specified in the policy and that misconduct has caused, or might reasonably be expected to cause, significant reputational or financial harm to our company.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	47
POST-EMPLOYMENT COMPENSATION AND CHANGE IN CONTROL PROTECTIONS
We do not have formal severance agreements with any of our Named Executive Officers. However, we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change-in-control events and terminations of employment. These arrangements are described in detail under “Potential Payments Upon Termination or Change in Control.” The purposes of these benefits are to encourage our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change in control without undue concern for their personal financial situations. The Talent Management and Compensation Committee periodically reviews and modifies these benefits to ensure they continue to meet these objectives.
Under our change in control compensation protection arrangements, benefits would be provided following a qualified change in control and termination without “cause” by the company or termination by the officer for “good reason” within two years of the change in control. Upon the occurrence of both triggering events, the following benefits would be provided to any affected Named Executive Officer:
For Our Chief Executive Officer	For Our Named Executive Officers (except our Chief Executive Officer)
• Severance equal to three years’ base salary plus three annual bonus payments calculated at a 1.0 payout factor	• Severance equal to two years’ base salary plus two annual bonus payments calculated at a 1.0 payout factor
• Full vesting of certain insurance and retirement benefits	• Full vesting of certain insurance and retirement benefits
• Continuation for the three-year severance period of certain other benefits or an equivalent cash payment	• Continuation for the two-year severance period of certain other benefits or an equivalent cash payment
In addition to the severance provisions of our change in control compensation protection arrangements, awards under our long-term compensation plans provide for accelerated vesting upon a change in control only if the awards are not assumed or replaced or if the award holder’s employment is also terminated by us (or the surviving entity) without cause or by the award holder with good reason within two years after the change in control.
Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax outcome to the Named Executive Officer.
CONFIDENTIALITY AND NON-COMPETE AGREEMENTS
Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months after, the time the officer is employed by us.
STOCK OWNERSHIP REQUIREMENTS
The Talent Management and Compensation Committee believes our officers should own a significant amount of our stock to further link their economic interests to those of our shareholders. To underscore this, we require officers to own a number of shares of our common stock having a total value equal to the following multiples of their respective base salaries:
Group	Stock Ownership Requirement
Chief Executive Officer	Five times (5×) base salary
Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer)	Three times (3×) base salary
All Other Officers	One time (1×) base salary
An officer’s direct and indirect ownership of our common stock counts toward the ownership requirements whereas unexercised stock options and unearned performance shares do not.

48	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Because our stock value may vary, ownership requirements are expressed as a set number of shares for defined salary bands. The number of required shares is reviewed annually and established by the Committee based on an average stock price over a three-year period.
Officers have five years from the date of initial appointment to meet their ownership requirement. An officer whose salary increases to the new band (and higher stock ownership requirement) has three years from the date of the increase to achieve the higher level. Subject to limited exceptions, officers may not sell any shares until they reach their stock ownership guideline, and then they may only sell Cummins’ shares to the extent their stock ownership would not drop below their required level.
All of our Named Executive Officers are already in compliance with, or still have time to meet, their stock ownership requirement.
As described under “Director Compensation,” we also have formal stock ownership guidelines for non-employee Board members. All of our non-employee directors have either satisfied this requirement or have additional time to do so.
PLEDGING AND HEDGING POLICY
We maintain a policy under which our officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our common stock, such as zero-cost collars and forward sale contracts. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan. Our anti-pledging and anti-hedging policy does not apply to employees who are not officers or directors.
The Talent Management & Compensation Committee
Report
The Talent Management and Compensation Committee of the Board of Directors reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted,
GEORGIA R. NELSON, CHAIR
CARLA A. HARRIS
ALEXIS M. HERMAN
THOMAS J. LYNCH
WILLIAM I. MILLER
The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer).

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	49
2021 Summary Compensation Table and Supplemental Tables
Name and Principal Position	Year	(1) Annual Salary	(2) Bonus	(3) Stock Awards	(4) Option Awards	(5) Non-Equity Incentive Plan Compensation	(6) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(7) All Other Compensation	Total Compensation
N. T. Linebarger, Chairman and Chief Executive Officer	2021	$1,575,000	$0	$6,879,016	$0	$6,225,300	$465,336	$501,267	$15,645,919
	2020	$1,214,063	$0	$2,567,468	$2,431,255	$5,253,600	$5,456,681	$368,514	$17,291,581
	2019	$1,542,500	$0	$3,226,013	$3,074,163	$7,793,200	$9,405,602	$75,273	$25,116,751
M. A. Smith, Vice President and Chief Financial Officer	2021	$710,000	$0	$1,529,756	$0	$1,522,150	$1,237,182	$28,258	$5,027,346
	2020	$628,646	$0	$570,269	$540,138	$816,550	$1,417,088	$27,407	$4,000,098
	2019	$658,333	$0	$705,644	$672,346	$801,250	$1,472,494	$60,662	$4,370,729
L.L. Satterthwaite, Vice Chairman	2021	$740,000	$0	$5,234,931	$0	$1,651,000	$242,905	$50,511	$7,919,347
	2020	$655,208	$0	$655,684	$621,248	$1,106,500	$1,497,738	$71,018	$4,607,396
	2019	$634,500	$0	$817,878	$745,511	$1,516,330	$2,023,467	$30,324	$5,768,010
J. W. Rumsey, President and Chief Operating Officer	2021	$716,667	$0	$1,757,020	$0	$1,277,983	$427,832	$25,829	$4,205,331
S. Padmanabhan Vice President and President – Engine Business	2021	$647,000	$0	$2,305,311	$0	$1,162,890	$929,138	$43,707	$5,088,046
	2020	$540,104	$0	$428,330	$405,294	$925,500	$2,097,325	$27,072	$4,423,625

(1)
Salary amounts for 2020 reflect a temporary salary reduction (50% for Mr. Linebarger and 25% for our other NEOs for whom 2020 amounts are shown) that was in effect from the last pay period in April through September 30, 2020 in response to the effects of the COVID-19 pandemic.

(2)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(3)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards, which were made pursuant to the 2012 Omnibus Incentive Plan, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 18 to the Consolidated Financial Statements for 2021. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values shown relate entirely to performance shares for each of the NEOs except as follows: the value shown for Mr. Satterthwaite includes the fair value of his one-time equity award that took the form of performance-based restricted stock units with a fair value of $3,477,911; and the value shown for Mr. Padmanabhan includes the fair value of his one-time equity award that took the form of shares of restricted stock with a fair value of $1,159,216. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2021 awards at the grant date assuming the highest level of performance conditions are attained are as follows: N. T. Linebarger – $13,758,031; M. A. Smith -$3,059,512; L. L. Satterthwaite – $6,991,951; J. W. Rumsey – $3,514,041; S. Padmanabhan – $3,451,406.

(4)
As described above under the heading “Long-Term Incentive Compensation,” for our 2021 long-term incentive program, the Talent Management and Compensation Committee eliminated stock options from the pay mix and weighted performance shares 70% and performance cash 30%. Accordingly, no stock option awards were granted to our NEOs in 2021.

(5)
The amounts shown in this column for 2021 consist of (i) payments made in March 2022 under the Annual Bonus Plan for 2021 performance and (ii) payments for the performance cash component of our long term incentive compensation program, which were paid in March 2022 based on our 2019-2021 performance. The payments for each Named Executive Officer from these sources were:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	J. W. Rumsey	S. Padmanabhan
Annual Bonus Plan	3,276,000	876,850	913,900	872,083	756,990
Performance Cash	2,949,300	645,300	737,100	405,900	405,900
TOTAL	6,225,300	1,522,150	1,651,000	1,277,983	1,162,890

50	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
(6)
The 2021 aggregate changes in the actuarial present value of each Named Executive Officer’s pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	J. W.Rumsey	S. Padmanabhan
Cummins Inc. Pension Plan A (Qualified)	$22,519	$14,772	$19,725	$6,191	$19,610
Cummins Excess Benefit Plan (Non-qualified)	$247,737	$55,431	$74,889	$44,264	$46,001
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$98,385	$1,166,979	$72,626	$377,377	$860,999
Sub-total	$368,641	$1,237,182	$167,240	$427,832	$926,610
Above-market earnings on non-qualified deferred compensation:	$96,695	$0	$75,665	$0	$2,528
TOTAL	$465,336	$1,237,182	$242,905	$427,832	$929,138
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive Officers’ years of credited service under our pension plans. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value.
(7)
This column consists of the following for 2021:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	J. W. Rumsey	S. Padmanabhan
Financial Counseling	$12,960	$12,960	$11,578	$12,960	$12,960
Personal use of company Aircraft	$464,893	$0	$22,643	$0	$15,567
Life Insurance Costs	$12,764	$4,648	$5,640	$2,219	$4,530
Company Contributions under the Retirement and Savings Plan	$10,650	$10,650	$10,650	$10,650	$10,650
TOTAL	$501,267	$28,258	$50,511	$25,829	$43,707
Personal use of company Aircraft was calculated using an average indicated hourly cost of $3,538, which is the incremental cost incurred by the company. This cost is calculated based on the company’s annual average fuel cost and other expenses derived from published industry averages.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	51
The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.
Grants of Plan-Based Awards in 2021
									All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	(5)
		Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N. T. Linebarger	N/A	N/A(1)	$252,000	$2,520,000	$5,040,000
	N/A	N/A(2)	$270,000	$2,700,000	$5,400,000
	4/5/21	2/10/21(3)				2,815	28,150	56,300				$6,879,016
M. A. Smith	N/A	N/A(1)	$67,450	$674,500	$1,349,000
	N/A	N/A(2)	$60,000	$600,000	$1,200,000
	4/5/21	2/10/21(3)				626	6,260	12,520				$1,529,756
L. L. Satterthwaite	N/A	N/A(1)	$70,300	$703,000	$1,406,000
	N/A	N/A(2)	$69,000	$690,000	$1,380,000
	4/5/21	2/10/21(3)				719	7,190	14,380				$1,757,020
	3/1/21	2/10/21(4)							13,225			$3,477,911
J. W. Rumsey	N/A	N/A(1)	$67,083	$670,833	$1,341,666
	N/A	N/A(2)	$69,000	$690,000	$1,380,000
	4/5/21	2/10/21(3)				719	7,190	14,380				$1,757,020
S. Padmanabhan	N/A	N/A(1)	$58,230	$582,300	$1,164,600
	N/A	N/A(2)	$45,000	$450,000	$900,000
	4/5/21	2/10/21(3)				469	4,690	9,380				$1,146,095
	3/1/21	2/10/21(4)							4,408			$1,159,216

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Talent Management and Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan, our performance is measured by ROANA as defined by the plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each NEO) times (Payout Factor).
The Payout Factor could range from zero to 2.0, in increments of 0.1.
(2)
In 2021, we made target performance cash awards, expressed as dollar amounts, as part of our long term incentive compensation program under our 2012 Omnibus Incentive Plan. A multiple of the target award is earned based on our 2021-2023 performance for Return on Invested Capital (ROIC), weighted at 80%, and EBITDA, weighted at 20%. The amount earned and paid under the three year target award can range from zero to 200% of the target award amount. The target award will be earned if our ROIC and EBITDA levels for 2021-2023 are equal to the targeted ROIC and EBITDA levels established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROIC is 70% of the targeted ROIC for the period and EBITDA is 85% of the targeted EBITDA for the period. The maximum payment (200% of the target award) will be earned if our ROIC is 30% above the targeted ROIC for the period and EBITDA is 15% above the targeted EBITDA for the period. To the extent earned, payments will be made in March 2024.

(3)
In 2021, we made target awards of performance shares under our 2012 Omnibus Incentive Plan. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROIC and EBITDA performance during 2021-2023, based on the same measures as established for the target performance cash awards. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROIC and EBITDA for 2021-2023 are equal to the targeted ROIC and EBITDA levels established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
As previously disclosed, Mr. Satterthwaite’s one-time equity award took the form of performance-based restricted stock units granted effective as of March 1, 2021 under our 2012 Omnibus Incentive Plan. The grant is subject to ratable vesting over three years beginning on the first anniversary of the grant date, contingent on the achievement of performance objectives. Mr. Padmanabhan’s one-time equity award took the form of shares of restricted stock granted effective as of March 1, 2021 under our 2012 Omnibus Incentive Plan. The grant is subject to ratable vesting over three years beginning on the second anniversary of the grant date.

(5)
The April 5, 2021 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $244.37/ share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The March 1, 2021 grant date fair value for restricted stock and performance-based restricted stock unit awards was $262.98/share.

52	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
The following two tables are intended to enhance understanding of equity compensation that has been previously awarded, including awards that remained outstanding, as of December 31, 2021, and amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.
Outstanding Equity Awards at 2021 Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
N.T. Linebarger		95,920(1)	$142.12	4/6/2030			97,180	$21,198,845
		98,670(2)	$163.43	4/4/2029
	61,700(5)		$160.10	4/3/2028
	85,050(6)		$149.72	4/3/2027
	131,920(7)		$109.09	4/4/2026
	60,780(8)		$136.82	4/2/2025
	44,890(9)		$149.34	4/2/2024
	60,100(10)		$111.84	4/2/2023
	37,510(11)		$120.28	4/2/2022
M. A. Smith		21,310(1)	$142.12	4/6/2030			21,600	$4,711,824
		21,580(2)	$163.43	4/4/2029
	6,080(5)		$160.10	4/3/2028
	4,380(6)		$149.72	4/3/2027
	970(12)		$114.13	6/1/2026
	4,360(7)		$109.09	4/4/2026
	1,790(8)		$136.82	4/2/2025
	1,070(9)		$149.34	4/2/2024
	770(10)		$111.84	4/2/2023
	590(11)		$120.28	4/2/2022
L. L. Satterthwaite		24,510(1)	$142.12	4/6/2030			38,045	$8,299,136
		9,250(13)	$166.18	10/16/2029
		15,420(2)	$163.43	4/4/2029
	10,860(5)		$160.10	4/3/2028
	15,630(6)		$149.72	4/3/2027
	24,250(7)		$109.09	4/4/2026
	11,170(8)		$136.82	4/2/2025
	8,910(9)		$149.34	4/2/2024
	11,920(10)		$111.84	4/2/2023

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	53
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J. W. Rumsey		13,320(1)	$142.12	4/6/2030			20,060	$4,375,888
		1,235(13)	$166.18	10/16/2029
		12,330(2)	$163.43	4/4/2029
	6,950(5)		$160.10	4/3/2028
	8,760(6)		$149.72	4/3/2027
	11,640(7)		$109.09	4/4/2026
	1,340(14)		$128.05	8/15/2025
	2,680(8)		$136.82	4/2/2025
	350(15)		$154.35	7/1/2024
	1,070(9)		$149.34	4/2/2024
	1,430(10)		$111.84	4/2/2023
	590(11)		$120.28	4/2/2022
S. Padmanabhan		15,990(1)	$142.12	4/6/2030	4,408(17)	$961,561(4)	16,200	$3,533,868
		13,570(2)	$163.43	4/4/2029
	9,560(5)		$160.10	4/3/2028
	12,510(6)		$149.72	4/3/2027
	3,350(8)		$136.82	4/2/2025
	530(16)		$154.20	7/16/2024
	2,140(9)		$149.34	4/2/2024

(1)
These stock options were granted on April 6, 2020 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(2)
These stock options were granted on April 4, 2019 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(3)
Target awards of performance shares were granted in April 2020 and April 2021 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2020-2022 and 2021-2023, respectively. The performance shares earned from the April 2020 grant will be awarded in March 2023, and the performance shares earned from the April 2021 grant will be awarded in March 2024. Performance for the 2020-2022 period in the aggregate as well as for 2021 alone were above target; therefore, the maximum amounts are shown for the the April 2020 and April 2021 grants. For Mr. Satterthwaite’s one-time equity award granted in the form of performance-based restricted stock units effective as of March 1, 2021, there was only one level of units that will be earned if the performance goals are met; accordingly, that target number of units eligible to be earned is shown.

(4)
The price per share used to calculate the market value was $218.14, the unadjusted closing price of our Common Stock on the NYSE on December 31, 2021, the last trading day of the year.

(5)
These stock options were granted on April 3, 2018 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(6)
These stock options were granted on April 3, 2017 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(7)
These stock options were granted on April 4, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(8)
These stock options were granted on April 2, 2015 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(9)
These stock options were granted on April 2, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

54	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
(10)
These stock options were granted on April 2, 2013 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(11)
These stock options were granted on April 2, 2012 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(12)
These stock options were granted on June 1, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(13)
These stock options were granted on October 16, 2019 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(14)
These stock options were granted on August 15, 2015 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(15)
These stock options were granted on July 1, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(16)
These stock options were granted on July 16, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(17)
Mr. Padmanabhan was granted restricted stock effective as of March 1, 2021. The grant is subject to ratable vesting over three years beginning on the second anniversary of the grant date.

The outstanding awards of performance shares as of December 31, 2021 for the 2020-2022 and 2021-2023 award cycles, shown at maximum, were as follows:
Name	Grant Year	Number of Units of Performance Shares
N. T. Linebarger	2021	56,300
	2020	40,880
M. A. Smith	2021	12,520
	2020	9,080
L. L. Satterthwaite	2021	14,380
	2020	10,440
J. W. Rumsey	2021	14,380
	2020	5,680
S. Padmanabhan	2021	9,380
	2020	6,820
Option Exercises and Stock Vested in 2021
Name	(1) Number of Shares Acquired on Exercise (#)	(2) Value Realized on Exercise ($)	(3) Number of Shares Acquired on Vesting (#)	(4) Value Realized on Vesting ($)
N. T. Linebarger	13,040	$1,634,434	19,512	$5,131,266
M. A. Smith	528	$66,111	1,920	$504,922
L. L. Satterthwaite	17,340	$2,004,863	3,432	$902,547
J. W. Rumsey	528	$66,111	2,196	$577,504
S. Padmanabhan	14,770	$1,833,299	3,024	$795,252

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per share unadjusted closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	55
(3)
Target awards of performance shares were granted in April 2018 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2018-2020. These performance shares were earned and became vested on March 1, 2021. The number of shares disclosed represents the gross number of shares acquired upon vesting without taking into account any shares that may be withheld to cover applicable tax obligations.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2021 ($262.98).

Pension Benefits for 2021
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
N. T. Linebarger	Cummins Pension Plan (Qualified)	28	$722,260	$0
	Excess Benefit Retirement Plan (Non-qualified)	28	$3,016,892	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	28	$42,372,455	$0
M. A. Smith	Cummins Pension Plan (Qualified)	26	$372,407	$0
	Excess Benefit Retirement Plan (Non-qualified)	26	$281,421	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	26	$5,749,063	$0
L. L. Satterthwaite	Cummins Pension Plan (Qualified)	33	$784,673	$0
	Excess Benefit Retirement Plan (Non-qualified)	33	$792,457	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	33	$10,201,074	$0
J. W. Rumsey	Cummins Pension Plan (Qualified)	21	$375,553	$0
	Excess Benefit Retirement Plan (Non-qualified)	21	$304,927	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	21	$4,755,233	$0
S. Padmanabhan	Cummins Pension Plan (Qualified)	30	$589,958	$0
	Excess Benefit Retirement Plan (Non-qualified)	30	$365,444	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	30	$8,498,081	$0
CUMMINS PENSION PLAN
The Cummins Pension Plan is a tax-qualified cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to the 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.
EXCESS BENEFIT RETIREMENT PLAN
The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.
SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN (SERP)
The Supplemental Life Insurance and Deferred Income Plan provides a SERP benefit to our officers who participate in the Cummins Pension Plan.
The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant’s career. Total Compensation for calculation of five-year average pay is defined as base salary and annual bonus payments.
The SERP benefit percentage is calculated as 2% of the participant’s five-year average pay for each of the first 20 years of service plus 1% of the participant’s five-year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but grandfathered the benefit for a limited number of existing participants, including Mr. Linebarger.
The retirement benefit under the SERP is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

56	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Officers who were participants in the plan prior to 2006 whose service and age total 80 (minimum age 55 and 20 years of service), or have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits. Therefore, Mr. Linebarger and Mr. Satterthwaite qualified, as of December 31, 2021, for immediate commencement of unreduced benefits.
Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, and the life annuity benefit would be reduced by .333% for each month the participant’s age at commencement preceded 60.
Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service. The life annuity benefit is a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.
The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.
The actuarial table used to calculate a lump sum payment under the SERP is the same as that used to make such calculations under the qualified Cummins Pension Plan, and the interest rate used is the rate used by the Pension Benefit Guaranty Corporation.
ACCELERATED SERP FORMULA FOR EXECUTIVES HIRED MID-CAREER
For some officers who joined our company mid-career, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants. None of our current NEOs receive this accelerated SERP benefit.
The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five-Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
Our Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or performance cash awards under our long-term incentive compensation program. Each of our NEOs’ Deferred Compensation Plan account balances earn income based on the performance of the investment option(s) that the NEO selects for his or her account.
Investment options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2%, Barclays Capital U.S. Government/Credit Bond Index and Standard & Poor’s 500 Index.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	57
The investment options within our Deferred Compensation Plan had the following annual returns in 2021:
Account Crediting Option	2021 Annual Return
Advisor Managed Portfolio – Conservative Allocation	4.39%
Advisor Managed Portfolio – Moderate Allocation	8.14%
Advisor Managed Portfolio – Moderate Growth Allocation	11.68%
Advisor Managed Portfolio – Growth Allocation	14.27%
Advisor Managed Portfolio – Aggressive Allocation	17.34%
Ten Year Treasury Note + 2%	3.41%
Ten Year Treasury Note + 4%	5.41%
Fidelity VIP Gov’t Money Market – Initial Class	0.01%
Fidelity VIP Bond Index – Initial Class	-1.95%
Barclays Capital U.S. Government/Credit Bond Index	-1.81%
PIMCO VIT Total Return – Admin Class	-1.27%
DFA VA U.S. Large Value	27.04%
Standard & Poor’s 500 Index	26.89%
Fidelity VIP Index 500 – Initial Class	28.58%
T. Rowe Price Blue Chip Growth	17.62%
DFA VA U.S. Targeted Value	39.68%
Thrivent Series Small Cap Index	26.51%
Lord Abbett Series Developing Growth – Class VC	-2.75%
Fidelity VIP International Index – Initial Class	7.72%
American Funds IS International – Class 1	-1.24%
Investment options may be changed monthly. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.
Non-Qualified Deferred Compensation in 2021
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)
N. T. Linebarger	$0	$0	$231,777	$0	$6,158,113
M. A. Smith	$0	$0	$0	$0	$0
L. L. Satterthwaite	$0	$0	$87,285	$0	$596,994
J. W. Rumsey	$0	$0	$0	$0	$0
S. Padmanabhan	$0	$0	$7,630	$0	$231,460

(1)
Amounts included in the above table that were also reported in the “Change in Pension Value and Non Qualified Deferred Compensation Earnings” column of the Summary Compensation Table as “Above market earnings” for the Non Qualified Deferred Compensation Plan for each Named Executive Officer are: N. T. Linebarger $96,695; M. A. Smith $0; L. L. Satterthwaite $75,665; J. W. Rumsey $0; S. Padmanabhan $2,528.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: N. T. Linebarger $4,168,649; M. A. Smith $0; L. L. Satterthwaite $564,343; J. W. Rumsey $0; S. Padmanabhan $5,402.

58	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
PAYMENTS UPON A CHANGE IN CONTROL WITHOUT A QUALIFIED TERMINATION OR UPON A QUALIFIED TERMINATION FOLLOWING A CHANGE IN CONTROL
In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.
Upon a change in control, outstanding equity-based awards that are assumed or replaced in the change in control transaction would not automatically become immediately vested and exercisable. Instead, two events (i.e., a so-called “double trigger”) are required to trigger accelerated vesting and exercisability: both a change in control and termination without “cause” by the company or termination by the officer with “good reason” within two years of the change in control.
Upon a termination of employment without “cause” by the company or for “good reason” by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer, would be entitled to two years’ salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years’ salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years’ additional participation under our tax-qualified and nonqualified pension plans as well as two years’ continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years’ additional participation under our tax-qualified and nonqualified pension plans as well as three years’ continued participation in other employee benefits plans.
If the then-outstanding awards of performance cash and performance shares were not assumed or replaced in the change in control transaction, they would be paid at target level and all outstanding options, restricted stock units and restricted stock awards would vest in full and be paid in cash. The value of supplemental and excess retirement (non-qualified) benefits would also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan would be paid in cash. Our change in control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a “best net of taxes” approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.
“Change in control” is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.
Termination for “cause” means a termination of the officer’s employment by us due to the officer’s willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer’s conviction of a felony.
Termination for “good reason” generally means a termination by the officer within 90 days following specified adverse changes in the officer’s employment circumstances such as the assignment of duties not consistent with the officer’s position, certain relocations of the officer’s location of employment or reductions in compensation.

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	59
The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2021, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.
Payments		N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	J. W. Rumsey	S. Padmanabhan
Severance	(1)	$12,285,000	$2,769,000	$2,886,000	$2,886,000	$2,458,600
Unvested Stock Option Spread	(2)	$12,690,074	$2,800,628	$3,187,508	$1,751,331	$1,957,975
Unvested Restricted Stock and Restricted Stock Units	(3)	$0	$0	$2,884,902	$0	$961,561
Unvested Performance Cash	(4)	$9,664,000	$2,136,000	$2,451,000	$1,653,000	$1,515,000
Unvested Performance Shares	(5)	$15,326,516	$3,389,896	$3,889,436	$2,838,001	$2,416,991
Retirement Benefit Payment	(6)	$4,932,909	$2,892,481	$1,084,257	$1,440,980	$1,107,864
Welfare Benefit Values	(7)	$40,563	$27,042	$27,042	$27,042	$27,042
Financial Advisory and 401(k) Benefit	(8)	$70,830	$47,220	$47,220	$47,220	$47,220
Reduction due to Best Net of Taxes Provision	(9)	$(9,815,427)	$0	$0	$0	$0
Aggregate Payments		$45,194,465	$14,062,267	$16,457,365	$10,643,574	$10,492,253

(1)
Severance payment is equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, severance payments are equal to two times the Named Executive Officer’s annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested stock options that would become vested upon a change in control, assuming a share price of $218.14 and a change in control date of December 31, 2021.

(3)
Total value of unvested restricted stock and restricted stock units that would become vested upon a change in control, assuming a share price of $218.14 and a change in control date of December 31, 2021.

(4)
Payouts of all of the performance cash awards for the 2019-2021, 2020-2022, and 2021-2023 award cycles at the target level.

(5)
Payouts of all of the performance share awards for the 2019-2021, 2020-2022, and 2021-2023 award cycles at the target level assuming a $218.14 share price for all performance shares.

(6)
Incremental actuarial value attributable to retirement for three years of additional service for Mr. Linebarger and two years for the other Named Executive Officers.

(7)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Mr. Linebarger and two years for the other Named Executive Officers following termination.

(8)
The calculation of the Financial Advisory and 401(k) Benefit is equal to three times the maximum annual financial advisory benefit, plus three times the annual company contribution under the Retirement and Savings Plan for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, the Financial Advisory and 401(k) Benefit is equal to two times the maximum annual financial advisory benefit, plus two times the annual company contribution under the Retirement and Savings Plan.

(9)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2021. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.
Termination for cause includes and is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor’s reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.
We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.
The amounts shown assume the terminating event occurred on the last business day of 2021, and that the price per share of our Common Stock is the closing price as of that date, $218.14.

60	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Severance
We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months’ base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.
Annual Bonus
If a participant’s employment with us terminates prior to the payment of our annual bonuses other than by reason of retirement, death or disability, the participant will not receive any annual bonus payout (except as described above under “Severance”). If a participant’s employment with us terminates by reason of retirement, death, or disability prior to payment, then the participant will remain eligible for an annual bonus based on his or her eligible earnings prior to retirement, death, or disability and based on actual performance.
Accelerated Vesting of Long-Term Grants
As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options. The grants are based on a three-year performance period. In 2021, we also granted one-time equity awards to two of our Named Executive Officers.
Performance Cash
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that award cycle. If a participant’s employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the award cycle based on the period of employment during the cycle.
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate share of any payment with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate share of the payment will be based on the actual payout factor. In the case of death or disability, the payment depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the payout is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the payout factor is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the payout factor is made on the normal payout cycle according to the actual payout factor.
2019-2021 AWARD CYCLE GRANTS
Since the entire 2019-2021 award cycle was completed as of the assumed December 31, 2021 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2022. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.
2020-2022 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2021, which was the end of the second year of the 2020-2022 award cycle, the Committee has the discretion to award two-thirds of the target award for the 2020-2022 award cycle. For purposes of this table, two-thirds of the target awards for the 2020-2022 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2021-2023 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2021, which was the end of the first year of the 2021-2023 award cycle, the Committee has the discretion to award one-third of the target award for the 2021-2023 award cycle. For purposes of this table, one-third of the target awards for the 2021-2023 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
Performance Shares
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any performance shares for that award cycle. If a participant’s employment terminates during the second year of an

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	61
award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any performance shares with respect to the award cycle based on the period of employment during the cycle.
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate number of any performance shares earned with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate number will be based on the actual payout factor. In the case of death or disability, the number depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the number of shares earned is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the number of shares earned is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the number of shares earned is determined on the normal payout cycle according to the actual payout factor.
2019-2021 AWARD CYCLE GRANTS
Since the entire 2019-2021 award cycle was completed as of the assumed December 31, 2021 date of the termination, participants would have earned performance shares at the normal time in March 2022. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.
2020-2022 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2020-2022 and paid out in unrestricted shares in March 2023. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2020-2022 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2021-2023 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2021-2023 and paid out in unrestricted shares in March 2024. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2021-2023 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
Stock Options
2019-2021 AWARD CYCLE GRANTS
Stock options were granted on April 4, 2019 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 4, 2022, or upon the recipient’s earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.
2020-2022 AWARD CYCLE GRANTS
Stock options were granted on April 6, 2020 will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 6, 2023, or upon the recipient’s earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.
One-Time Equity Awards
The vesting of the one-time equity award granted to Mr. Satterthwaite in 2021 will accelerate in full on an involuntary termination of employment without cause if performance is deemed by the Talent Management and Compensation Committee to be satisfactory, and will accelerate on a pro rata basis on death or disability. Accordingly, the value of the accelerated vesting is shown only in the columns relating to an involuntary termination of employment without cause, death or disability. [Mr. Padmanabhan’s one-time equity award would be forfeited on any termination of employment prior to vesting.]
Executive Life Insurance
Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

62	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
Outplacement, Welfare Benefits, and Financial Counseling
Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.
The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2021, are estimated in the table below.
N.T. Linebarger	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$1,575,000	$0	$0	$0	$0
Annual Bonus	$0	$3,276,000	$0	$3,276,000	$3,276,000	$3,276,000
Accelerated Vesting of Long-Term Grants:
Performance Cash 2020-2022 Award Cycle	$0	$0	$0	$2,458,000	$2,458,000	$2,458,000
Performance Cash 2021-2023 Award Cycle	$0	$0	$0	$900,000	$900,000	$900,000
Performance Shares 2020-2022 Award Cycle	$0	$0	$0	$2,972,521	$2,972,521	$2,972,521
Performance Shares 2021-2023 Award Cycle	$0	$0	$0	$2,046,880	$2,046,880	$2,046,880
Stock Options 2019-2021 Award Cycle	$0	$0	$0	$5,398,236	$5,398,236	$5,398,236
Stock Options 2020-2022 Award Cycle	$0	$0	$0	$7,291,838	$7,291,838	$7,291,838
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$40,563	$0	$0	$0	$0
Financial Counseling	$0	$12,960	$0	$12,960	$12,960	$12,960
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,725,000	$0
Aggregate Payments	$0	$4,909,833	$0	$24,356,435	$29,081,435	$24,356,435
M.A. Smith	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$710,000	$0	$0	$0	$0
Annual Bonus	$0	$876,850	$0	$0	$876,850	$876,850
Accelerated Vesting of Long-Term Grants:				$0
Performance Cash 2020-2022 Award Cycle	$0	$0	$0	$0	$546,000	$546,000
Performance Cash 2021-2023 Award Cycle	$0	$0	$0	$0	$200,000	$200,000
Performance Shares 2020-2022 Award Cycle	$0	$0	$0	$0	$660,237	$660,237
Performance Shares 2021-2023 Award Cycle	$0	$0	$0	$0	$455,185	$455,185
Stock Options 2019-2021 Award Cycle	$0	$0	$0	$0	$1,180,642	$1,180,642
Stock Options 2020-2022 Award Cycle	$0	$0	$0	$0	$1,619,986	$1,619,986
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$27,042	$0	$0	$0	$0
Financial Counseling	$0	$12,960	$0	$0	$12,960	$12,960
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,130,000	$0
Aggregate Payments	$0	$1,632,162	$0	$0	$7,681,860	$5,551,860

EXECUTIVE COMPENSATION	CUMMINS 2022 PROXY	63
L. L. Satterthwaite	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$740,000	$0	$0	$0	$0
Annual Bonus	$0	$913,900	$0	$913,900	$913,900	$913,900
Accelerated Vesting of Long-Term Grants:
Performance Cash 2020-2022 Award Cycle	$0	$0	$0	$628,000	$628,000	$628,000
Performance Cash 2021-2023 Award Cycle	$0	$0	$0	$230,000	$230,000	$230,000
Performance Shares 2020-2022 Award Cycle	$0	$0	$0	$759,127	$759,127	$759,127
Performance Shares 2021-2023 Award Cycle	$0	$0	$0	$522,809	$522,809	$522,809
Stock Options 2019-2021 Award Cycle	$0	$0	$0	$1,324,258	$1,324,258	$1,324,258
Stock Options 2020-2022 Award Cycle	$0	$0	$0	$1,863,250	$1,863,250	$1,863,250
Restricted Stock Units	$0	$2,884,902	$0	$0	$801,362	$801,362
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$27,042	$0	$0	$0	$0
Financial Counseling	$0	$12,960	$0	$12,960	$12,960	$12,960
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,220,000	$0
Aggregate Payments	$0	$4,584,114	$0	$6,254,304	$9,275,666	$7,055,666
J. W. Rumsey	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$740,000	$0	$0	$0	$0
Annual Bonus	$0	$872,083	$0	$0	$872,083	$872,083
Accelerated Vesting of Long-Term Grants:
Performance Cash 2020-2022 Award Cycle	$0	$0	$0	$0	$341,333	$341,333
Performance Cash 2021-2023 Award Cycle	$0	$0	$0	$0	$230,000	$230,000
Performance Shares 2020-2022 Award Cycle	$0	$0	$0	$0	$413,012	$413,012
Performance Shares 2021-2023 Award Cycle	$0	$0	$0	$0	$522,809	$522,809
Stock Options 2019-2021 Award Cycle	$0	$0	$0	$0	$738,745	$738,745
Stock Options 2020-2022 Award Cycle	$0	$0	$0	$0	$1,012,586	$1,012,586
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$27,042	$0	$0	$0	$0
Financial Counseling	$0	$12,960	$0	$0	$12,960	$12,960
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,220,000	$0
Aggregate Payments	$0	$1,657,395	$0	$0	$6,363,528	$4,143,528

64	CUMMINS 2022 PROXY	EXECUTIVE COMPENSATION
S. Padmanabhan	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$647,000	$0	$0	$0	$0
Annual Bonus	$0	$756,990	$0	$756,990	$756,990	$756,990
Accelerated Vesting of Long-Term Grants:
Performance Cash 2020-2022 Award Cycle	$0	$0	$0	$409,333	$409,333	$409,333
Performance Cash 2021-2023 Award Cycle	$0	$0	$0	$150,000	$150,000	$150,000
Performance Shares 2020-2022 Award Cycle	$0	$0	$0	$495,905	$495,905	$495,905
Performance Shares 2021-2023 Award Cycle	$0	$0	$0	$341,026	$341,026	$341,026
Stock Options 2019-2021 Award Cycle	$0	$0	$0	$742,415	$742,415	$742,415
Stock Options 2020-2022 Award Cycle	$0	$0	$0	$1,215,560	$1,215,560	$1,215,560
Restricted Stock	$0	$0	$0	$0	$0	$0
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$27,042	$0	$0	$0	$0
Financial Counseling	$0	$12,960	$0	$12,960	$12,960	$12,960
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,941,000	$0
Aggregate Payments	$0	$1,449,302	$0	$4,124,189	$6,065,189	$4,124,189
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Securities and Exchange Act implementing Section 953(b), the ratio of the compensation of our Chairman and Chief Executive Officer compared to the compensation of our median employee in 2021 is set forth below.
Mr. Linebarger’s compensation (as reported in the Summary Compensation Table) for 2021 was 290.5 times the similarly calculated compensation of our median employee. The compensation amounts used to calculate the ratio are as follows:
2021 Annual Total Compensation
N.T. Linebarger	$15,645,919
Median Employee	$53,864
To identify our median employee, we began by reviewing the 2021 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Cummins employees globally, including all full-time and part-time employees who were on Cummins’ payroll as of December 31, 2021. Approximately 40% of the headcount is located in the U.S. We did not annualize the base salaries or hourly wages of permanent employees who had been employed by Cummins for less than the full year. We converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee. We selected the median employee from among a group of employees with the same target total cash compensation by taking into account other pay elements and excluding those with anomalous characteristics.
While we design our compensation programs to reflect the local market practices in each country in which we operate, we strive to target, on average, market median pay for all employees globally.

DIRECTOR COMPENSATION	CUMMINS 2022 PROXY	65
DIRECTOR COMPENSATION
As with the pay programs for our executive officers, we review our non-employee director pay programs on an annual basis and target the median of the market in setting our pay levels. We also strive to create a non-employee director compensation program that is simple and is aligned with shareholder interests.
We assess both our Custom Peer Group as well as the broader market in benchmarking director pay levels and practices. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:
•
Board and Committee retainers and meeting fees;

•
Equity compensation;

•
Leadership compensation; and

•
Other major pay elements and practices.

Annual Compensation
Board Retainer(1)	• In 2021, we provided each of our non-employee directors target annual compensation of $275,000, $125,000 of which is paid in cash and $150,000 of which is paid in the form of our common stock.
Lead Director Compensation	• An additional $35,000 cash retainer.
Committee Chair Compensation
•
An additional $20,000 cash retainer for the Audit and Talent Management and Compensation Committees.

•
An additional $15,000 cash retainer for the Finance, Governance and Nominating, and Safety and Environment, and Technology Committees.

(1)
In light of the pay reductions related to the COVID-19 pandemic that Cummins officers and other exempt employees experienced in 2020, the Board of Directors also approved reducing director pay in an amount equivalent to 25% of the $125,000 annual cash retainer for a period of time equal to the time during which officer pay reductions were in effect. This reduction was applied to the 2021 director compensation. The 2021 cash retainer was reduced by 25% for 5.5 months, which is the same length of time that Officer base salaries were reduced in 2020.

We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director’s retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director’s retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director’s death, such deferred compensation and interest would be paid in cash to the director in one lump sum.
Account crediting options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2% and Barclays Capital U.S. Government/Credit Bond Index.
Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

66	CUMMINS 2022 PROXY	DIRECTOR COMPENSATION
The following table provides information concerning the compensation of our non-employee directors for 2021. As an employee director, Mr. Linebarger did not receive any compensation for his service as director in 2021.
Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non Qualified Deferred Compensation Earnings	(4) All Other Compensation	Total
R. J. Bernhard(5)	$110,677	$152,249	$16,775	$2,400	$282,101
F. R. Chang Diaz	$110,677	$152,249	$0	$0	$262,926
B. V. Di Leo Allen	$110,677	$152,249	$0	$0	$262,926
S. B. Dobbs	$125,677	$152,249	$0	$31,000	$308,926
C. A. Harris(6)	$110,677	$152,249	$0	$5,000	$267,926
R. K. Herdman(5)	$130,677	$152,249	$0	$21,500	$304,426
A. M. Herman(7)	$160,677	$152,249	$0	$0	$312,926
T. J. Lynch	$125,677	$152,249	$0	$0	$277,926
W. I. Miller(7)	$110,677	$152,249	$73,748	$0	$336,674
G. R. Nelson(5)	$130,677	$152,249	$13,423	$0	$296,349
K. A. Nelson(5)	$110,677	$152,249	$0	$50,000	$312,926
K. H. Quintos(5)	$110,677	$152,249	$95,936	$0	$358,862

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total
R. J. Bernhard	$110,677	$0		$0	$110,677
F. R. Chang Diaz	$110,677	$0		$0	$110,677
B. V. Di Leo Allen	$110,677	$0		$0	$110,677
S. B. Dobbs	$110,677	$0	Safety, Environmental and Technology	$15,000	$125,677
C. A. Harris	$110,677	$0		$0	$110,677
R. K. Herdman	$110,677	$0	Audit	$20,000	$130,677
A. M. Herman	$110,677	$35,000	Governance and Nominating	$15,000	$160,677
T. J. Lynch	$110,677	$0	Finance	$15,000	$125,677
W. I. Miller	$110,677	$0		$0	$110,677
G. R. Nelson	$110,677	$0	Talent Management and Compensation	$20,000	$130,677
K. A. Nelson	$110,677	$0		$0	$110,677
K. H. Quintos	$110,677	$0		$0	$110,677

(2)
The stock awards column represents the aggregate grant date fair value of the awards, which is $264.78/share. The aggregate grant date fair value was computed in accordance with ASC Topic 718, excluding any impact from an election to defer the award. The assumptions made in valuing stock awards for 2021 are included in the Notes 18 to Consolidated Financial Statements in our 2021 Annual Report on Form 10 K and such information is incorporated by reference.

The stock value represents 55 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20 day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 575 shares of stock. The shares were granted using a value of $260.597, the preceding 20 day average of closing prices of our Common Stock on the NYSE on the grant date of May 11, 2021.
(3)
These amounts represent “Above Market” earnings in the Deferred Compensation Plan, as described above. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate published by the U.S. Internal Revenue Service.

(4)
These amounts represent our match of directors’ contributions for a program under which we match contributions, up to $50,000 per individual, to a designated charitable non-profit organization.

(5)
R. J. Bernhard, R.K. Herdman, G. R. Nelson, K.A.Nelson and K.H. Quintos elected to defer 100% of the 2021 Stock Award. The value of this Stock Award is included in this table. R. J. Bernhard and K.H. Quintos also elected to defer 100% of their fees paid in cash in 2021.

(6)
C.A. Harris joined our Board on May 11, 2021.

(7)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller and A. M. Herman currently participate in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid. As a result, there was no cost associated with the program in 2021. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	CUMMINS 2022 PROXY	67
ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
(Item 14 on the Proxy Card)
Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year’s Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2021, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 88.6% of votes cast in favor.
Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement.”
The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
As this is an advisory vote, the results of the vote will not be binding on our Board, although our Talent Management and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Talent Management and Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled “Corporate Governance – Board of Directors and Committees – Communication with the Board of Directors.” We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2023.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

68	CUMMINS 2022 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
RATIFICATION OF INDEPENDENT
PUBLIC ACCOUNTANTS
(ITEM 15 ON THE PROXY CARD)
The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2022. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee’s ability to make subsequent changes to our auditors that it thinks appropriate.
Under its charter, the Committee is responsible for the appointment, compensation and oversight of our independent auditor. In selecting PwC as the independent public accountants for 2022, the Audit Committee considered a number of factors, including:
•
PwC’s internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on PwC and the results of peer review examinations;

•
Consideration of investigations by governmental or professional authorities and whether they may impair PwC’s ability to perform Cummins’ annual audit;

•
PwC’s independence program and any relationships between PwC and our company that could have a bearing on PwC’s independence;

•
PwC’s industry experience and global footprint to audit our operations worldwide;

•
The professional qualifications of the lead audit partner;

•
The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

•
The engagement team’s collective expertise and knowledge of our business, worldwide operations and risk profile; and

•
The results of the evaluation of PwC’s performance described in the Audit Committee Report below.

The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC’s independence. The Committee pre-approves these services and the related fees. We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.
These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC’s core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.
In consideration of the matters described above, we believe that the appointment of PwC is in the best interest of the company and its shareholders.
A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board’s recommendation on this Item below.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2022 PROXY	69
Vote Required and Recommendation of the Board of Directors
Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.
Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2021 and 2020, and fees billed for other services rendered by PwC during those periods.
	2021 (dollars in millions)	2020
Audit fees:(1)	12.3	11.1
Audit-related fees:(2)	1.1	0.1
Tax fees:(3)	0.4	0.4
All other fees:	0.0	0.0
Total	13.8	11.6

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits.

(2)
Audit-related fees principally include attestation services requested by management and employee benefit plan audits.

(3)
Tax fees consisted principally of assistance with non-US tax compliance and planning, review of foreign tax returns and assistance in connection with tax audits.

Audit Committee Pre-Approval Policy
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.
Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.
The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chair must be reported to the full Audit Committee at its next scheduled meeting.

70	CUMMINS 2022 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
Audit Committee Report
The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:
•
The integrity of our financial statements and internal control over financial reporting;

•
Our compliance with ethics policies, and legal and regulatory requirements; and

•
Our independent auditor’s qualifications and independence.

The Committee also has responsibility for:
•
Preparing this report of the Committee, which is required to be included in our proxy statement;

•
Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

•
Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management; and

•
Overseeing the performance of our internal audit function.

Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee’s current charter can be viewed on our website.
The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm since 2002, and with our internal auditors and management. During 2021, the Committee met nine times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters. The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements and management’s and PwC’s evaluations of our internal control over financial reporting, as reported in our 2021 Annual Report on Form 10-K. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.
The Committee discussed and reviewed with PwC all matters required by the PCAOB and the SEC. The Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and discussed with PwC its independence.
The Committee established a process for the formal evaluation of PwC’s performance, which includes obtaining an annual assessment of PwC from management. In conducting this evaluation, the Committee reviewed responses to a questionnaire completed by members of management that covered areas such as the quality of services provided by PwC, sufficiency and experiences of resources on the engagement, communication and interaction with PwC over the course of the year, and independence, objectivity and professional skepticism of PwC. PwC’s performance is also discussed with management and PwC during separate private sessions, as well as in executive session.
The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. PwC’s senior relationship partner interviews with members of management and with the Committee Chair to understand the necessary partner-in-charge attributes as part of the partner-in-charge succession planning process. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within PwC. PwC develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional candidate meetings until an acceptable candidate is identified. In 2021, the Committee selected a new PwC partner-in-charge for Cummins. The new partner-in-charge began service as of the 2022 audit period.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2022 PROXY	71
Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management’s report on internal control over financial reporting be included in our 2021 Annual Report on Form 10-K, for filing with the SEC.
Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2022, subject to shareholder ratification at the Annual Meeting.
Respectfully submitted,
ROBERT K. HERDMAN, CHAIR
ROBERT J. BERNHARD
STEPHEN B. DOBBS
WILLIAM I. MILLER
GEORGIA R. NELSON
KIMBERLY A. NELSON
KAREN H. QUINTOS

72	CUMMINS 2022 PROXY	SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSAL
(ITEM 16 ON THE PROXY CARD)
The following proposal was submitted by an individual shareholder and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST this Proposal. The shareholder’s name, address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.
In accordance with SEC rules, the following text of the Independent Board Chairman Proposal is presented exactly as it was submitted to our company.
Proposal 16 – Independent board chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.
The Chairman shall not be a former CEO of the company.
This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
With the current CEO serving as Chair, this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.
A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of the lead director duties to the CEO office and then the lead director can simply rubber-stamp it. There is no way shareholders can be sure of what goes on. ·
Cummins is an example of one of the worst practices associated with a Lead Director – assigning the role to a director who has excessive tenure – Lead Director Alexis Herman has 20-years long tenure. As director tenure goes up director independence goes down. Ms. Herman’s excessive tenure makes her a prime candidate to retire. ·
Ms. Herman and Mr. Thomas Linebarger, Chairman and CEO, were 2 of the 3 Cummins directors who received the most negative votes at our 2021 annual meeting. Ms. Herman received up to 30-times the negative votes as other Cummins directors. Management pay received almost as many negative votes as Ms. Herman.
The lack of an independent Board Chairman is an unfortunate way to discourage new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.
Cummins management does not believe in independent shareholder views on this proposal topic. Cummins management drilled shareholders on voting according to the management party line on this topic in 2019 with its how to vote for dummies messages to shareholders.
Please vote yes:
Independent Board Chair — Proposal 16

STATEMENT IN OPPOSITION	CUMMINS 2022 PROXY	73
STATEMENT IN OPPOSITION
Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:
We believe that the current structure of our Board has served our shareholders well and has delivered significant value to shareholders.
Under our Corporate Governance Principles, our Board has the freedom to decide whether the roles of Chairman and Chief Executive Officer should be separate, based solely on what it believes is in the best interests of the company and its shareholders. Given the dynamic and competitive environment in which the company operates, this flexibility allows our Board to decide what leadership structure works best for our company based on the facts and circumstances existing from time to time.
Cummins currently is forecasting to achieve record sales and earnings per share in 2022, while navigating through the challenges of the ongoing COVID pandemic, global supply challenges and trade tensions between the U.S. and China. As a result of the successful execution of the Company’s strategy over the past decade, Cummins is in a very strong financial position with strong credit ratings and liquidity and a proven track record of improving performance over successive cycles. The success of the company has been driven by a strong understanding of the industry in which we operate, a demonstrated capability to drive performance improvement over successive cycles and the vision to set the company on a path to further success in the face of changing industry dynamics. At the Company’s recent Analyst Day, members of the leadership team laid out Cummins’ plans to be an industry leader in decarbonization, which presents a significant future growth opportunity for Cummins.
There is no evidence to suggest that separating the roles of Chairman and Chief Executive Officer would improve our financial performance or otherwise benefit shareholders.
The Board is truly independent and has an independent Lead Director with the authority to ensure proper checks and balances.
With the exception of Mr. Linebarger, our Chairman and Chief Executive Officer, and Ms. Rumsey, our President and Chief Operating Officer, the Board is composed entirely of independent directors. Independent directors make up 85% of the Board. As discussed under the heading “Other Information – Related-Party Transactions,” none of our directors were involved in any related party transactions in 2021, demonstrating that our Board’s decision-making was free from potential conflicts of interest.
Our Board’s meeting practices and leadership structure encourage independence. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Mr. Linebarger and Ms. Rumsey present. These sessions are led by an independent Lead Director, who is selected by and from the independent directors. In addition, our independent directors frequently travel, without the Chief Executive Officer or the Chief Operating Officer in attendance, to visit our operations and meet with our employees and other stakeholders.
We have long been committed to having an independent Lead Director. The duties of the independent Lead Director are comprehensive and clearly delineated in our Corporate Governance Principles available on our Investor Relations site through www.cummins.com. Our independent Lead Director’s responsibilities include:
•
Serving as Chair of the Governance and Nominating Committee;

•
Conferring with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
Calling and presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent Directors and communicating feedback on executive session to the Chairman;

•
Leading the annual performance reviews of the Chief Executive Officer and the Board;

•
Ensuring that there is open communication between our independent Directors and the Chairman and other management members;

•
Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

•
Reviewing, at his or her discretion, information to be sent to the Board; and

•
Conferring with the Chairman on other issues of corporate importance, as appropriate.

As noted above, Alexis M. Herman, our current independent Lead Director, will retire effective at the conclusion of the Annual Meeting. Ms. Herman was selected for this position because of her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors. We anticipate appointing Ms. Herman’s successor as Lead Director from among the independent Directors elected at the Annual Meeting.

74	CUMMINS 2022 PROXY	STATEMENT IN OPPOSITION
One of our longstanding governance practices is that all the members (including the chairs) of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent directors, nominated by the Governance and Nominating Committee. When coupled with the independent composition of our Board, this governance practice ensures that independent directors oversee all critical Board governance matters, such as the integrity of the company’s financial statements, compensation of our Chief Executive Officer and other members of senior management, and Board evaluation and selection of directors. The Board and each of its committees have unrestricted access to officers and employees of the company and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, the Board has long-established Corporate Governance Principles, which are available on our website.
A fixed, inflexible rule requiring the separation of our Chairman of the Board and Chief Executive Officer roles is not in the best interests of our shareholders.
We operate in a very competitive and fast-changing industry in which our Board must constantly assess industry change and disruption. Our Board is comprised of directors with diverse backgrounds, experience, perspectives and in-depth knowledge about the company. With this expertise, it is uniquely positioned to evaluate the company’s key challenges and needs, including the optimal Board leadership structure.
While our Board believes that there may be circumstances which warrant separation of our Chairman and Chief Executive Officer roles, our Board currently believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning. Furthermore, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, shareholders and other stakeholders that our company has strong leadership setting the tone and having responsibility for managing our operations. As the COVID-19 pandemic has unfolded, having Mr. Linebarger serve as both Chairman and Chief Executive Officer has allowed us to quickly build consensus around the steps necessary to protect our employees and our business.
Our Board cannot currently predict, and has no desire to abdicate its future fiduciary deliberation and decision-making authority, whether separating these roles at the time of the next Chief Executive Officer transition is appropriate or in the best interests of the company and shareholders. Mandating a fixed and inflexible leadership structure for the company would unduly restrict the Board and would prevent the Board from determining the most appropriate leadership structure for the company. Effective corporate governance requires more than just a mechanical, “one size fits all” approach.
Our Board evaluates its policy on whether the roles of our Chairman and Chief Executive Officer should be separate on an annual basis. This review will also occur in connection with any future Chief Executive Officer transition, and we believe that an inflexible approach will hinder our ability to identify and engage the next successor to Mr. Linebarger at the time of the transition.
Based on these considerations, our Board believes that this remains the best leadership structure for our company at this time and that, operating under this structure, our Board is very effective in guiding our company and representing the interests of the shareholders.
The proposal’s rigid and prescriptive approach to board leadership is not the practice of the majority of companies in the S&P 500.
The proposal confuses the existence of a separate Chairman and Chief Executive Officer among S&P 500 companies with the adoption of a policy mandating, in all circumstances, the separation and independence of a company’s Chairman. While a number of S&P 500 companies have separated the roles of Chief Executive Officer and Chairman, not all of those companies have adopted an inflexible policy mandating the separation of Chairman and Chief Executive Officer roles, no matter the situation. Furthermore, a majority of S&P 500 companies do not have a separate, independent Chairman. According to the 2021 Spencer Stuart Board Index, approximately 63% of companies in the S&P 500 do not have an independent Chairman. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of our company and shareholders, taking into account the company’s needs and circumstances at any given time.
Our Board routinely engages directly with shareholders, reinforcing Board and management accountability, and acts on our shareholders’ governance concerns that are expressed in these interactions.
The company has long maintained a robust engagement program in order for the Board to be fully informed on, and able to weigh carefully, the view of its shareholders before making critical decisions on governance topics. We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee Cummins’ business and affairs for the long-term benefit of shareholders. In addition, over the past several years, our independent directors, along with our leadership team, have engaged in significant shareholder outreach with shareholders holding a significant percentage of outstanding shares. As a result of these interactions, we have taken the following corporate governance-related actions in recent years:
•
adopted proxy access;

•
adopted a unilateral right for shareholders to amend the company’s bylaws; and

•
lowered the threshold at which shareholders may call a special meeting.

STATEMENT IN OPPOSITION	CUMMINS 2022 PROXY	75
Along with the oversight of our Lead Director, these changes to our governing documents provide shareholders with the ability to ensure that proper checks and balances exist.
During these conversations, a majority of these shareholders, when asked, support our position of maintaining the flexibility for our Board to best determine our leadership structure.
The Board and our company are committed to the highest standards of corporate governance.
Our corporate governance practices and policies are described in the section of this proxy statement entitled “Corporate Governance.” As discussed in that section, we have had a longstanding commitment to good corporate governance. Our practices in the area of corporate responsibility have been recognized by various organizations. For example, we have been named one of the World’s Most Ethical Companies by the Ethisphere Institute for 15 consecutive years and we have been named to the S&P Dow Jones Indices of the World’s Most Sustainable Companies in 2021 and to the Group’s North American Index for 15 consecutive years. In addition, we were named a top 100 company on Newsweek’s 2022 list of America’s Most Responsible Companies and to Barron’s 2022 list of America’s 100 Most Sustainable Publicly Held Companies.
Our shareholders rejected substantially identical proposals in 2013, 2015 and 2019.
In 2013, 2015 and 2019, our shareholders considered and rejected a proposal that would have required separate Chairman and Chief Executive Officer roles. The proposals, which sought a policy requiring our Chairman to be an independent director, were soundly defeated by our shareholders at our 2013 Annual Meeting with only 23.7% of our outstanding shares voting in favor of the proposal; at our 2015 Annual Meeting, with only 27% of our outstanding shares voting in favor of the proposal; and at our 2019 Annual Meeting, with only 25% of our outstanding shares voting in favor of the proposal. Since 2019, nothing has changed that would merit a different result.
VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

76	CUMMINS 2022 PROXY	STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 8, 2022 by:
•
Each current director and director nominee;

•
Each executive officer appearing in the Summary Compensation Table;

•
All directors and executive officers as a group; and

•
Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 8, 2022 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Except as otherwise indicated, the address of each beneficial owner is Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,921,906(2)	9.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,754,383(3)	8.2%
Robert J. Bernhard	15,988	*
Franklin R. Chang Diaz	5,520	*
Bruno V. Di Leo	7,499	*
Stephen B. Dobbs	11,324	*
Tracy A. Embree	87,702(4)	*
Carla A. Harris	575	*
Robert K. Herdman	16,683	*
Alexis M. Herman	32,932	*
N. Thomas Linebarger	770,744(5)	*
Thomas J. Lynch	8,782	*
William I. Miller	53,272	*
Georgia R. Nelson	24,193(6)	*
Kimberly A. Nelson	2,412(7)	*
Srikanth Padmanabhan	64,217(8)	*
Karen H. Quintos	4,553	*
Jennifer W. Rumsey	59,718(9)	*
Tony L. Satterthwaite	166,596(10)	*
Mark A. Smith	51,835(11)	*
All directors and executive officers as a group, a total of 34 persons	1,486,580(12)

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)
The source of this information is a Schedule 13G/A filed February 9, 2022 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies. The Vanguard Group and its related companies stated in their Schedule 13G/A that they have sole dispositive power for 12,344,558 shares, shared dispositive power for 577,348 shares, sole voting power for none of the shares and shared voting power for 223,114 shares.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS	CUMMINS 2022 PROXY	77
(3)
The source of this information is a Schedule 13G/A filed February 1, 2022 with the SEC disclosing beneficial ownership of our Common Stock by BlackRock, Inc. and its related companies. BlackRock, Inc. and its related companies stated in their Schedule 13G/A that they have sole dispositive power for all of the shares and sole voting power for 9,740,099 shares.

(4)
Includes 67,800 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(5)
Includes 240 shares held by Mr. Linebarger’s spouse and 580,620 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(6)
Includes 1,977 shares held by Ms. Nelson’s spouse.

(7)
Includes 482 shares held by Ms. Nelson’s spouse.

(8)
Includes 41,660 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(9)
Includes 47,140 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(10)
Includes 98,160 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(11)
Includes 41,000 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

(12)
Includes 1,064,090 shares that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2022.

78	CUMMINS 2022 PROXY	OTHER BUSINESS
OTHER BUSINESS
Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 16 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.
Other Information
RELATED-PARTY TRANSACTIONS
Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.
As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review and approval of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:
•
Information about the goods and services to be or being provided by or to the related party;

•
The nature of the transaction and the costs to be incurred by us or payments to us;

•
An analysis of the costs and benefits associated with the transaction;

•
The business advantage we would gain by engaging in the transaction; and

•
An analysis of the significance of the transaction to us and the related party.

To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.
Based on information known to us, we believe there were no transactions during 2021 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person’s behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2021, except that a Form 4 was filed for John D. Brockhaus on June 4, 2021 to report a sale of stock in a 401(k) plan that occurred on March 8, 2021, a Form 4 was filed for Alexis M. Herman on November 12, 2021 to report of sale of stock that occurred on November 5, and a Form 4 was filed for Bruno V. Di Leo Allen on November 22, 2021 to report a sale of stock that occurred on November 17, 2021.

OTHER BUSINESS	CUMMINS 2022 PROXY	79
SHAREHOLDER PROPOSALS
Shareholders may submit proposals to be considered for shareholder action at our 2023 annual meeting of shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2023 annual meeting of shareholders, they must be received by our Secretary no later than November 28, 2022.
If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the “originally scheduled date,” unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year’s annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.
Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.
EXPENSES OF SOLICITATION
The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.
We have retained Morrow Sodali Global LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $10,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.
Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (317) 610-2500 or Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
March 28, 2022
We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Sharon R. Barner, Secretary, Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204 or on our website at www.cummins.com.

CUMMINS 2022 PROXY	Appendix A
Appendix A
Reconciliations of GAAP to Non-GAAP Financial
Measures
EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION AND NONCONTROLLING INTERESTS
We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization and noncontrolling interests in income of consolidated subsidiaries. We use EBITDA to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparng our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may not be consistent with measures used by other companies. It should be considered supplemental data.
2021 & 2020 EBITDA
	Years Ended
In Millions	December 31, 2021	December 31, 2020
Net income attributable to Cummins Inc.	$2,131	$1,789
Net income attributable to noncontrolling interests	33	22
Consolidated net income	2,164	1,811
Income tax expense	587	527
Income before taxes	2,751	2,338
Interest expense	111	100
EBIT	2,862	2,438
Depreciation and amortization	659	670
EBITDA	$3,521	$3,108

Appendix A	CUMMINS 2022 PROXY
2021 & 2020 Net Operating Profit After Taxes
	Years Ended
In Millions	December 31, 2021	December 31, 2020
Net income attributable to Cummins Inc.	$2,131	$1,789
Net income attributable to non controlling interests	33	22
Consolidated net income	2,164	1,811
Income tax expense	587	527
Income before taxes	2,751	2,338
Interest expense	111	100
EBIT	2,862	2,438
Less: Tax effect on EBIT	610	549
Net operating profit after taxes used for return on invested capital calculation (ROIC)	$2,252	$1,889

2021-2019 Net Assets
In Millions	December 31, 2021	December 31, 2020	December 31, 2019
Total Assets	$23,710	$22,624	$19,737
Less: Deferred debt costs	4	3	3
Less: Deferred tax assets	428	479	441
Less: Pension and other postretirement benefit adjustments exlcuded from net assets	966	67	67
Less: Liabilities deducted in arriving at net assets	9,486	8,947	8,498
Total net assets	12,826	13,128	10,728
Less: Cash, cash equivalents and marketable securities	3,187	3,862	1,470
Net assets for operating segments	$9,639	$9,266	$9,258

2021-2019 Invested Capital
In Millions	December 31, 2021	December 31, 2020	December 31, 2019
Total equity	$9,401	$8,989	$8,465
Less: Defined benefit postretirement plans	(346)	(735)	(734)
Equity used for return on invested capital calculation (ROIC)	9,747	9,724	9,199
Loans payable	208	169	100
Commercial paper	313	323	660
Current maturities of long-term debt	59	62	31
Long-term debt	3,579	3,610	1,576
Invested capital used for return on invested capital calculation (ROIC)	$13,906	$13,888	$11,566

SCAN TO VIEW MATERIALS & VOTE SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date or, if you are voting shares held in the Cummins Retirement and Savings Plans, until 11:59 P.M. Eastern Time on May 8, 2022 (the “Plan Cut-off Date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CMI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or until the Plan Cut-off Date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by noon, Eastern Time, on May 9, 2022 or by the Plan Cut-off Date, as applicable. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CUMMINS INC.The Board of Directors recommends you vote FOR the following:Election of Directors For Against Abstain 1) N. Thomas Linebarger! ! ! 2) Jennifer W. Rumsey! ! ! 3) Robert J. Bernhard! ! ! 4) Dr. Franklin R. Chang Diaz! ! ! 5) Bruno V. Di Leo Allen! ! ! 6) Stephen B. Dobbs! ! ! 7) Carla A. Harris! ! ! 8) Robert K. Herdman! ! ! 10) William I. Miller! ! ! 9) Thomas J. Lynch! ! ! 11) Georgia R. Nelson! ! ! 12) Kimberly A. Nelson! ! ! 13) Karen H. Quintos! ! ! The Board of Directors recommends you vote FOR the following proposals: 14) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. 15) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2022. The Board of Directors recommends you vote AGAINST the following proposal: 16) The shareholder proposal regarding an independent chairman of the board. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. CUMMINS INC. Annual Meeting of Shareholders May 10, 2022 at 11:00 a.m., EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) N. Thomas Linebarger as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cummins Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT on May 10, 2022, virtually at www.virtualshareholdermeeting.com/CMI2022, and any adjournment or postponement thereof. This appointment of proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the “Cummins RSP”) addressed below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations. This card also constitutes voting instructions to the trustee of the Cummins RSP. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in your account, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to your account solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their Cummins RSP virtually at the annual meeting. Continued and to be signed on reverse side